                                                                   EXHIBIT 10.2

                           REVOLVING CREDIT AGREEMENT

     This REVOLVING CREDIT AGREEMENT is made as of the 15th day of March, 1996, by and among BRADLEY REAL ESTATE, INC., a Maryland corporation and BRADLEY OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership, each having its principal place of business at 699 Boylston Street, Boston, Massachusetts 02116, and certain Subsidiaries which become parties hereto (jointly and severally, the "Borrower"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("FNBB"), and the other lending institutions which become parties hereto (the "Banks"); and THE FIRST NATIONAL BANK OF BOSTON, as agent for itself and such other Banks.

     [Section] 1. DEFINITIONS AND RULES OF INTERPRETATION.

     [Section] 1.1 DEFINITIONS. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Agreement referred to below:

     AGENT. The First National Bank of Boston or any permitted successor agent acting as agent for the Banks.

     AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     AGENT'S SPECIAL COUNSEL. Bingham, Dana & Gould, or such other counsel as may be approved by the Agent.

     AGREEMENT. This Revolving Credit Agreement, including the SCHEDULES and EXHIBITS hereto, as any of the same may hereafter be modified, supplemented or amended from time to time.

     ANNUAL CAPITAL EXPENDITURE RESERVE. For any period, the amount set forth on EXHIBIT H with respect to such period.

     APPLICABLE MARGIN. The applicable margin over the then Eurodollar Rate or LIBOR Rate, as applicable to the Loan(s) in question, as set forth below used in calculating the interest rate applicable to Eurodollar Rate Loans and LIBOR Rate
Loans, which shall vary from time to time in accordance with the Borrower's long term unsecured debt ratings (or, if applicable, Borrower's Indicative Rating).
The Applicable Margin to be used in calculating the interest rate applicable to Eurodollar Rate or LIBOR Rate Loans shall vary from time to time in accordance with the Borrower's then applicable (x) Moody's debt rating or (y) S&P's debt rating, as the case may be, and the Applicable Margins shall be adjusted effective on the next Business Day following any change in Borrower's Moody's debt rating or S&P's debt rating, as the case may be for Loans arising thereafter. In the event that only one of Moody's or S&P has set Borrower's credit rating, then the Applicable Margin shall be based on such rating only. In the event that the Borrower has then current ratings from S&P and Moody's and neither of such ratings is lower than BBB- and Baa3, respectively, then the Applicable Margin shall be based upon the average of such ratings. In the event that the Borrower has then current ratings from S&P and Moody's, and one or both of such ratings is lower than BBB- or Baa3, as applicable, then the Applicable
Margin shall be based upon the lower of such ratings. The applicable debt ratings and the Applicable Margins are set forth in the following table:

--------------------------------------------------------------------------------
                                                                APPLICABLE
                                           APPLICABLE             MARGIN
                                        MARGIN FOR LIBOR   FOR EURODOLLAR RATE
    S&P RATING      MOODY'S RATING         RATE LOANS             LOANS
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
   A OR HIGHER       A2 OR HIGHER             1.250%              1.250%
--------------------------------------------------------------------------------
   BBB+ TO A-        BAA1 TO A3               1.375%              1.375%
--------------------------------------------------------------------------------
   BBB- TO BBB       BAA3 TO BAA2             1.500%              1.500%
--------------------------------------------------------------------------------
   LESS THAN BBB-    LESS THAN BAA3           1.750%              1.750%
--------------------------------------------------------------------------------

                                                    IF A RATING AGENCY DOWNGRADE
OR DISCONTINUANCE RESULTS IN AN INCREASE IN THE APPLICABLE MARGIN FOR EURODOLLAR RATE LOANS OR THE APPLICABLE MARGIN FOR LIBOR RATE LOANS AND IF SUCH DOWNGRADE OR DISCONTINUANCE IS REVERSED AND THE AFFECTED APPLICABLE MARGIN IS RESTORED WITHIN NINETY (90) DAYS THEREAFTER TO THE APPLICABLE MARGIN IN EFFECT IMMEDIATELY PRIOR TO SUCH DOWNGRADE OR DISCONTINUANCE, THEN, AT BORROWER'S REQUEST, BORROWER SHALL RECEIVE A CREDIT AGAINST INTEREST NEXT DUE THE BANKS EQUAL TO INTEREST ACCRUED FROM TIME TO TIME DURING SUCH PERIOD OF DOWNGRADE OR DISCONTINUANCE ON THE LOANS AT THE DIFFERENTIAL BETWEEN SUCH APPLICABLE MARGINS.

                                                 UNTIL SUCH TIME AS THE BORROWER
OBTAINS LONG-TERM UNSECURED DEBT RATINGS (OR INDICATIVE RATING, AS APPLICABLE) FROM EITHER S&P OR MOODY'S, THE APPLICABLE MARGIN FOR EURODOLLAR RATE LOANS AND LIBOR RATE LOANS SHALL BE 1.75%; PROVIDED THAT IF DURING SUCH PERIOD PRIOR TO THE OBTAINING OF LONG-TERM UNSECURED DEBT RATINGS THE FINANCIAL STATEMENTS DELIVERED BY THE BORROWER PURSUANT TO [SECTION] 7.4 INDICATE THAT THE CONSOLIDATED OUTSTANDING INDEBTEDNESS AS AT THE END OF ANY FISCAL QUARTER OF
THE BORROWER IS LESS THAN OR EQUAL TO 40% OF CONSOLIDATED MARKET VALUE AS AT
THE END OF SUCH FISCAL QUARTER, THEN, EFFECTIVE FROM THE FIRST DAY AFTER
RECEIPT OF SUCH FINANCIAL STATEMENTS UNTIL THE EARLIER OF THE DELIVERY OF THE NEXT FINANCIAL STATEMENTS PURSUANT TO [SECTION] 7.4 OR THE BORROWER'S OBTAINING SUCH LONG-TERM UNSECURED DEBT RATINGS, THE APPLICABLE MARGIN FOR EURODOLLAR
RATE LOANS AND LIBOR RATE LOANS SHALL BE 1.625%. THE AGENT ACKNOWLEDGES THAT,
AS OF THE CLOSING DATE, THE APPLICABLE MARGIN FOR EURODOLLAR RATE LOANS AND LIBOR RATE LOANS IS 1.75%.

                                                       ASSETS UNDER DEVELOPMENT.
AS OF ANY DATE OF DETERMINATION, THE TOTAL BOOK VALUE (AS DETERMINED BY GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) OF LAND (AND ANY BUILDINGS TO THE EXTENT CONSTRUCTED THEREON) WHOLLY-OWNED BY THE BORROWER OR ITS SUBSIDIARIES WHICH IS CURRENTLY UNDER DEVELOPMENT. AS USED HEREIN, "CURRENTLY UNDER DEVELOPMENT" SHALL MEAN THAT THE BORROWER OR ITS SUBSIDIARIES IS ACTIVELY PURSUING CONSTRUCTION OF BUILDINGS, AND SUCH CONSTRUCTION IS PROCEEDING TO COMPLETION WITHOUT UNDUE DELAY FROM PERMIT DENIAL, CONSTRUCTION DELAYS OR OTHERWISE.

                                                      ASSIGNMENT AND ACCEPTANCE.
SEE [SECTION] 18.1.

                                                 BALANCE SHEET DATE.  SEPTEMBER
30, 1995.

                                                     BANKS.  FNBB AND THE OTHER
LENDING INSTITUTIONS LISTED FROM TIME TO TIME ON SCHEDULE 1 HERETO WHO BECOME SIGNATORIES TO THIS AGREEMENT, ANY OTHER PERSON WHO IS AN ELIGIBLE ASSIGNEE AND BECOMES AN ASSIGNEE OF ANY RIGHTS OF A BANK PURSUANT TO [SECTION] 18 AND BECOMES A SIGNATORY TO THIS AGREEMENT OR ANY PERSON WHO ACQUIRES ALL OR SUBSTANTIALLY ALL OF THE STOCK OR ASSETS OF A BANK.

                                                     BASE RATE.  THE ANNUAL RATE
OF INTEREST ANNOUNCED FROM TIME TO TIME BY FNBB AT THE AGENT'S HEAD OFFICE AS ITS "BASE RATE".

                                                  BASE RATE LOANS.  THOSE LOANS
BEARING INTEREST CALCULATED BY REFERENCE TO THE BASE RATE.

                                                   BORROWER.  AS DEFINED IN THE
PREAMBLE HERETO.

                                                      BUILDINGS.  THE BUILDINGS,
STRUCTURES AND OTHER IMPROVEMENTS NOW OR HEREAFTER LOCATED ON THE REAL ESTATE.

                                                       BUSINESS DAY.  ANY DAY ON
WHICH ALL OF THE BANKS ARE OPEN FOR THE TRANSACTION OF BANKING BUSINESS AND, IN THE CASE OF EURODOLLAR RATE LOANS, ALSO A DAY WHICH IS A EURODOLLAR BUSINESS DAY, AND IN THE CASE OF LIBOR RATE LOANS, ALSO A DAY WHICH IS A LIBOR BUSINESS DAY.

                                                       BUSINESS PLAN SUMMARY.  A
STATEMENT PREPARED AS OF THE DATE HEREOF BY THE BORROWER AND REASONABLY SATISFACTORY TO THE AGENT, SPECIFYING, AMONG OTHER THINGS, (I) THE INTENDED OPERATIONS AND TYPE OF REAL ESTATE INVESTMENT TRUST OF THE BORROWER, (II) THE SHORT AND LONG TERM GOALS OF THE BORROWER WITH RESPECT TO GROWTH AND INCOME AND
(III) THE REAL ESTATE ASSET ACQUISITION STRATEGY OF THE BORROWER. A TRUE AND ACCURATE COPY OF THE BUSINESS PLAN SUMMARY IS ATTACHED AS SCHEDULE 1.1. BORROWER SHALL HAVE THE RIGHT TO UPDATE THE BUSINESS PLAN SUMMARY FROM TIME TO TIME WITH THE PRIOR CONSENT OF THE BANKS, WHICH WILL NOT BE UNREASONABLY WITHHELD SO LONG AS THE BASIC OPERATIONS OF, TYPE OF REAL ESTATE OWNED BY, AND TYPE OF REAL ESTATE INVESTMENT TRUST OF THE BORROWER DO NOT CHANGE.

                                                    CAPITAL STOCK.  ALL SHARES,
INTERESTS, PARTICIPATIONS, OR OTHER EQUIVALENTS (HOWEVER DESIGNATED) OF CAPITAL STOCK OF A CORPORATION, ANY AND ALL EQUIVALENT LEGAL AND BENEFICIAL OWNERSHIP INTERESTS IN A PERSON WHICH IS NOT A CORPORATION AND ANY AND ALL WARRANTS OR OPTIONS TO PURCHASE ANY OF THE FOREGOING.

                                                  CAPITALIZATION RATE.  TEN AND
ONE-HALF PERCENT (10.5%).

                                                    CAPITALIZED LEASES.  LEASES
UNDER WHICH THE BORROWER IS THE LESSEE OR OBLIGOR, THE DISCOUNTED FUTURE RENTAL PAYMENT OBLIGATIONS UNDER WHICH ARE REQUIRED TO BE CAPITALIZED ON THE BALANCE SHEET OF THE BORROWER IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

                                                       CASH EQUIVALENTS.  THOSE
INVESTMENTS DESCRIBED IN [SECTION] 8.3(A), (B) AND (C) HEREOF.

                                                    CERCLA.  SEE [SECTION] 6.18.

                                                  CLOSING DATE.  THE FIRST DATE
ON WHICH THE CONDITIONS SPECIFIED IN [SECTION] 10 HEREOF HAVE BEEN SATISFIED OR WAIVED IN WRITING BY THE BANKS.

                                                     CODE.  THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED AND IN EFFECT FROM TIME TO TIME.

                                                       COMMITMENT. WITH RESPECT
TO EACH BANK, THE AMOUNT SET FORTH FROM TIME TO TIME ON SCHEDULE 1.2 HERETO
AS THE AMOUNT OF SUCH BANK'S

COMMITMENT TO MAKE LOANS TO, AND TO PARTICIPATE IN THE ISSUANCE, EXTENSION AND RENEWAL OF LETTERS OF CREDIT FOR THE ACCOUNT OF, THE BORROWER.

                                                   COMMITMENT PERCENTAGE.  WITH
RESPECT TO EACH BANK, THE PERCENTAGE SET FORTH FROM TIME TO TIME ON SCHEDULE 1.2 HERETO AS SUCH BANK'S PERCENTAGE OF THE TOTAL COMMITMENT.

                                                     COMPLIANCE CERTIFICATE.  A
STATEMENT IN THE FORM OF EXHIBIT C ATTACHED HERETO SIGNED BY THE PRINCIPAL FINANCIAL OR ACCOUNTING OFFICER OF BRADLEY REAL ESTATE, INC. SETTING FORTH IN REASONABLE DETAIL COMPUTATIONS EVIDENCING COMPLIANCE WITH THE COVENANTS CONTAINED IN [SECTION] 9.1 THROUGH 9.7 HEREOF, AND SUCH OTHER MATTERS REQUIRED BY THE TERMS OF THIS AGREEMENT. IN ADDITION, ANY COMPLIANCE CERTIFICATES SUBMITTED TO THE AGENT HEREUNDER SHALL GIVE EFFECT TO ANY TRANSACTIONS FOR WHICH A COMPLIANCE CERTIFICATE IS THEN CURRENTLY PENDING.

                                                   CONSOLIDATED OR CONSOLIDATED.
WITH REFERENCE TO ANY TERM DEFINED HEREIN, SHALL MEAN THE TERM AS APPLIED TO THE ACCOUNTS OF THE BORROWER AND ITS SUBSIDIARIES, CONSOLIDATED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

                                                     CONSOLIDATED CAPITALIZATION
VALUE. AN AMOUNT EQUAL TO CONSOLIDATED CASH FLOW FOR THE MOST RECENT PERIOD OF TWO (2) CONSECUTIVE COMPLETED FISCAL QUARTERS MULTIPLIED BY 2, WITH THE PRODUCT BEING DIVIDED BY THE CAPITALIZATION RATE.

                                                   CONSOLIDATED CASH FLOW.  FOR
ANY PERIOD, AN AMOUNT EQUAL TO THE SUM OF (a) FUNDS FROM OPERATIONS FOR SUCH PERIOD PLUS (b) CONSOLIDATED TOTAL INTEREST EXPENSE FOR SUCH PERIOD PLUS (c) GENERAL AND ADMINISTRATIVE EXPENSES FOR SUCH PERIOD.

                                                CONSOLIDATED DEBT SERVICE.  FOR
ANY PERIOD, (a) CONSOLIDATED TOTAL INTEREST EXPENSE FOR SUCH PERIOD PLUS (b) THE AGGREGATE AMOUNT OF SCHEDULED PRINCIPAL PAYMENTS OF INDEBTEDNESS (EXCLUDING OPTIONAL PREPAYMENTS AND SCHEDULED PRINCIPAL PAYMENTS IN RESPECT OF ANY INDEBTEDNESS WHICH IS NOT AMORTIZED THROUGH EQUAL PERIODIC INSTALLMENTS OF PRINCIPAL AND INTEREST OVER THE TERM OF SUCH INDEBTEDNESS, INCLUDING, WITHOUT LIMITATION, BALLOON PAYMENTS AT MATURITY) REQUIRED TO BE MADE DURING SUCH PERIOD BY THE BORROWER AND ANY OF ITS SUBSIDIARIES.

                                                      CONSOLIDATED MARKET VALUE.
AS OF ANY DATE, AN AMOUNT EQUAL TO THE SUM OF (a) THE CONSOLIDATED CAPITALIZATION VALUE AS OF SUCH DATE, PLUS (b) 100% OF THE VALUE OF
UNRESTRICTED CASH AND CASH EQUIVALENTS (EXCLUDING, UNTIL FORFEITED OR
OTHERWISE ENTITLED TO BE RETAINED BY BORROWER OR ITS SUBSIDIARIES, TENANT SECURITY AND OTHER RESTRICTED DEPOSITS), PLUS (c) 100% OF THE VALUE OF ASSETS UNDER DEVELOPMENT.

                                                  CONSOLIDATED NET INCOME.  THE
CONSOLIDATED NET INCOME (BEFORE DEDUCTION FOR INCOME ALLOCATED TO MINORITY INTERESTS OF BRADLEY OPERATING LIMITED PARTNERSHIP) OF THE BORROWER AND ITS SUBSIDIARIES, AFTER DEDUCTION OF ALL EXPENSES, TAXES, AND OTHER PROPER CHARGES, DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AFTER ELIMINATING THEREFROM ALL EXTRAORDINARY NONRECURRING ITEMS OF INCOME.

                                                     CONSOLIDATED NET OPERATING
INCOME. WITH RESPECT TO ONE OR MORE REAL ESTATE ASSETS, AS APPLICABLE, CONSOLIDATED NET INCOME FOR SUCH REAL ESTATE ASSETS, BUT BEFORE PAYMENT OR PROVISION FOR INTEREST EXPENSE OR OTHER DEBT SERVICE CHARGES AND ANY NON-CASH CHARGES SUCH AS DEPRECIATION OR AMORTIZATION OF FINANCING COSTS RELATING TO SUCH REAL ESTATE ASSETS.

                                                    CONSOLIDATED NET WORTH.  AS
OF ANY DATE OF DETERMINATION, THE CONSOLIDATED MARKET VALUE MINUS CONSOLIDATED OUTSTANDING INDEBTEDNESS.

                                                       CONSOLIDATED OUTSTANDING
INDEBTEDNESS. AS OF ANY DATE OF DETERMINATION, ALL INDEBTEDNESS OF THE BORROWER AND ITS SUBSIDIARIES AS OF SUCH DATE DETERMINED ON A CONSOLIDATED BASIS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

                                                           CONSOLIDATED SECURED
INDEBTEDNESS. AS OF ANY DATE OF DETERMINATION, THE SUM OF THE FOLLOWING INDEBTEDNESS, WITHOUT DUPLICATION: (a) THE AGGREGATE PRINCIPAL AMOUNT OF ALL INDEBTEDNESS OF THE BORROWER AND ITS SUBSIDIARIES OUTSTANDING AT SUCH DATE SECURED BY A LIEN ON PROPERTIES OF THE BORROWER OR ITS SUBSIDIARIES, WITHOUT REGARD TO RECOURSE, PLUS (b) THE AGGREGATE PRINCIPAL AMOUNT OF ALL UNSECURED INDEBTEDNESS OF THE SUBSIDIARIES (OTHER THAN BRADLEY OPERATING LIMITED PARTNERSHIP) OF THE BORROWER OVER $5,000,000.

                                                    CONSOLIDATED TOTAL INTEREST
EXPENSE. FOR ANY PERIOD, THE AGGREGATE AMOUNT OF INTEREST REQUIRED TO BE PAID OR ACCRUED BY THE BORROWER AND ITS SUBSIDIARIES DURING SUCH PERIOD ON ALL INDEBTEDNESS OF THE BORROWER AND ITS SUBSIDIARIES OUTSTANDING DURING ALL OR ANY PART OF SUCH PERIOD, WHETHER SUCH INTEREST WAS OR IS REQUIRED TO BE REFLECTED AS AN ITEM OF EXPENSE OR CAPITALIZED, INCLUDING PAYMENTS CONSISTING OF INTEREST IN RESPECT OF CAPITALIZED LEASES AND INCLUDING COMMITMENT FEES, AGENCY FEES, FACILITY FEES, BALANCE DEFICIENCY FEES AND SIMILAR FEES OR EXPENSES IN CONNECTION WITH THE BORROWING OF MONEY.

                                                      CONSOLIDATED UNENCUMBERED
ASSET CASH FLOW. CONSOLIDATED NET OPERATING INCOME FOR EACH UNENCUMBERED ASSET MINUS THE ANNUAL CAPITAL EXPENDITURE RESERVE FOR SUCH UNENCUMBERED ASSET.

                                                    CONSOLIDATED UNSECURED DEBT
SERVICE CHARGES. FOR ANY PERIOD, AN AMOUNT DETERMINED BY THE AGENT BASED ON A TWENTY-FIVE (25) YEAR MORTGAGE STYLE AMORTIZATION SCHEDULE, CALCULATED ON THE AVERAGE AMOUNT OF CONSOLIDATED UNSECURED INDEBTEDNESS OUTSTANDING DURING SUCH PERIOD AT AN INTEREST RATE EQUAL TO THE GREATER OF (i) THE ACTUAL INTEREST RATE IN EFFECT AT THE END OF SUCH FISCAL PERIOD FOR EACH ITEM OF CONSOLIDATED UNSECURED INDEBTEDNESS AND (ii) AN INTEREST RATE EQUAL TO THE THEN CURRENT TEN YEAR U.S. TREASURY BILL YIELD PLUS TWO PERCENT (2.0%).

                                                         CONSOLIDATED UNSECURED
INDEBTEDNESS. AS OF ANY DATE OF DETERMINATION, THE AGGREGATE PRINCIPAL AMOUNT OF ALL UNSECURED INDEBTEDNESS OF THE BORROWER AND ITS SUBSIDIARIES OUTSTANDING AT SUCH DATE, INCLUDING WITHOUT LIMITATION ALL THE OBLIGATIONS UNDER THIS AGREEMENT AS OF SUCH DATE, DETERMINED ON A CONSOLIDATED BASIS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

                                                  CONVERSION REQUEST.  A NOTICE
GIVEN BY THE BORROWER TO THE AGENT OF ITS ELECTION TO CONVERT OR CONTINUE A LOAN IN ACCORDANCE WITH [SECTION] 2.6.

                                                DEFAULT.  AN EVENT OR ACT WHICH
WITH THE GIVING OF NOTICE AND/OR THE LAPSE OF TIME, WOULD BECOME AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, ANY EVENT OR ACT WHICH CONSTITUTES A NON-MATERIAL BREACH SHALL NOT BE A DEFAULT.

                                                  DISTRIBUTION.  THE DECLARATION
OR PAYMENT OF ANY DISTRIBUTION OF CASH OR CASH EQUIVALENTS TO THE BENEFICIARIES OR SHAREHOLDERS OF THE BORROWER IN RESPECT OF ANY SHARES OF BENEFICIAL INTEREST OF THE BORROWER, OTHER THAN DISTRIBUTIONS PAYABLE SOLELY IN EQUITY SECURITIES OF THE BORROWER; THE PURCHASE, REDEMPTION, EXCHANGE OR OTHER RETIREMENT OF ANY SHARES OF BENEFICIAL

INTEREST OF THE BORROWER, DIRECTLY OR INDIRECTLY THROUGH A SUBSIDIARY OF THE BORROWER OR OTHERWISE; THE RETURN OF CAPITAL BY THE BORROWER TO ITS SHAREHOLDERS AS SUCH; OR ANY OTHER DISTRIBUTION ON OR IN RESPECT OF ANY SHARES OF BENEFICIAL INTEREST OF THE BORROWER.

                                                DOLLARS OR $.  DOLLARS IN LAWFUL
CURRENCY OF THE UNITED STATES OF AMERICA.

                                                        DOMESTIC LENDING OFFICE.
INITIALLY, THE OFFICE OF EACH BANK DESIGNATED AS SUCH IN SCHEDULE 1.3 HERETO; THEREAFTER, SUCH OTHER OFFICE OF SUCH BANK, IF ANY, LOCATED WITHIN THE UNITED STATES THAT WILL BE MAKING OR MAINTAINING BASE RATE LOANS.

                                                      DRAWDOWN DATE. THE DATE ON
WHICH ANY LOAN IS MADE OR IS TO BE MADE, AND THE DATE ON WHICH ANY LOAN IS CONVERTED OR CONTINUED IN ACCORDANCE WITH [SECTION] 2.6.

                                                   EFFECTIVE DATE. THE DATE UPON
WHICH THIS AGREEMENT SHALL BECOME EFFECTIVE PURSUANT TO [SECTION] 10.

                                                  ELIGIBLE ASSIGNEE.  ANY OF (a)
A COMMERCIAL BANK ORGANIZED UNDER THE LAWS OF THE UNITED STATES, OR ANY STATE THEREOF OR THE DISTRICT OF COLUMBIA, AND HAVING TOTAL ASSETS IN EXCESS OF $5,000,000,000; AND (b) A COMMERCIAL BANK ORGANIZED UNDER THE LAWS OF ANY OTHER COUNTRY WHICH IS A MEMBER OF THE ORGANIZATION FOR ECONOMIC COOPERATION AND DEVELOPMENT (THE "OECD"), OR A POLITICAL SUBDIVISION OF ANY SUCH COUNTRY, AND HAVING TOTAL ASSETS IN EXCESS OF $5,000,000,000, PROVIDED THAT SUCH BANK IS ACTING THROUGH A BRANCH OR AGENCY LOCATED IN THE COUNTRY IN WHICH IT IS ORGANIZED OR ANOTHER COUNTRY WHICH IS ALSO A MEMBER OF THE OECD.

                                                     EMPLOYEE BENEFIT PLAN.  ANY
EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF [SECTION] 3(3) OF ERISA MAINTAINED OR CONTRIBUTED TO BY THE BORROWER OR ANY ERISA AFFILIATE, OTHER THAN A MULTIEMPLOYER PLAN.

                                                        ENVIRONMENTAL LAWS.  SEE
[SECTION] 6.18(a).

                                                            ERISA.  THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED AND IN EFFECT FROM TIME TO TIME.

                                                    ERISA AFFILIATE.  ANY PERSON
WHICH IS TREATED AS A SINGLE EMPLOYER WITH THE BORROWER UNDER [SECTION] 414 OF THE CODE.

                                                      ERISA REPORTABLE EVENT.  A
REPORTABLE EVENT WITH RESPECT TO A GUARANTEED PENSION PLAN WITHIN THE MEANING OF [SECTION] 4043 OF ERISA AND THE REGULATIONS PROMULGATED THEREUNDER AS TO WHICH THE REQUIREMENT OF NOTICE HAS NOT BEEN WAIVED.

                                                      EUROCURRENCY RESERVE RATE.
FOR ANY DAY WITH RESPECT TO A EURODOLLAR RATE LOAN OR LIBOR RATE LOAN, THE MAXIMUM RATE (EXPRESSED AS A DECIMAL) AT WHICH ANY BANK SUBJECT THERETO WOULD BE REQUIRED TO MAINTAIN RESERVES UNDER REGULATION D OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM (OR ANY SUCCESSOR OR SIMILAR REGULATIONS RELATING TO SUCH RESERVE REQUIREMENTS) AGAINST "EUROCURRENCY LIABILITIES" (AS THAT TERM IS USED IN REGULATION D), IF SUCH LIABILITIES WERE OUTSTANDING. THE EUROCURRENCY RESERVE RATE SHALL BE ADJUSTED AUTOMATICALLY ON AND AS OF THE EFFECTIVE DATE OF ANY CHANGE IN THE EUROCURRENCY RESERVE RATE.

                                                   EURODOLLAR BUSINESS DAY.  ANY
DAY ON WHICH COMMERCIAL BANKS ARE OPEN FOR INTERNATIONAL BUSINESS (INCLUDING DEALINGS IN DOLLAR DEPOSITS) IN LONDON OR SUCH OTHER EURODOLLAR INTERBANK MARKET AS MAY BE SELECTED BY THE AGENT IN ITS SOLE DISCRETION ACTING IN GOOD FAITH.

                                                      EURODOLLAR LENDING OFFICE.
INITIALLY, THE OFFICE OF EACH BANK DESIGNATED AS SUCH IN SCHEDULE 1.3 HERETO; THEREAFTER, SUCH OTHER OFFICE OF SUCH BANK, IF ANY, THAT SHALL BE MAKING OR MAINTAINING EURODOLLAR RATE LOANS.

                                                       EURODOLLAR RATE.  FOR ANY
INTEREST PERIOD WITH RESPECT TO A EURODOLLAR RATE LOAN, THE RATE PER ANNUM EQUAL TO THE QUOTIENT (ROUNDED UPWARDS TO THE NEAREST 1/16 OF ONE PERCENT) OF (a) THE RATE AT WHICH THE AGENT IS OFFERED DOLLAR DEPOSITS TWO EURODOLLAR BUSINESS DAYS PRIOR TO THE BEGINNING OF SUCH INTEREST PERIOD IN AN INTERBANK EURODOLLAR MARKET WHERE THE EURODOLLAR AND FOREIGN CURRENCY AND EXCHANGE OPERATIONS OF THE AGENT ARE CUSTOMARILY CONDUCTED FOR DELIVERY ON THE FIRST DAY OF SUCH INTEREST PERIOD FOR THE NUMBER OF DAYS COMPRISED THEREIN AND IN AN AMOUNT COMPARABLE TO THE AMOUNT OF THE EURODOLLAR RATE LOAN TO WHICH SUCH INTEREST PERIOD APPLIES, DIVIDED BY (b) A NUMBER EQUAL TO 1.00 MINUS THE EUROCURRENCY RESERVE RATE.

                                                   EURODOLLAR RATE LOANS.  LOANS
BEARING INTEREST CALCULATED BY REFERENCE TO THE EURODOLLAR RATE.

                                          EVENT OF DEFAULT.  SEE [SECTION] 12.1.

                                                            FNBB.  SEE PREAMBLE.

                                                    FRONTING BANK MEANS ANY BANK
WHICH IS DESIGNATED BY BORROWER IN ITS LOAN REQUEST AS THE BANK WHICH SHALL ISSUE THE LETTER OF CREDIT WITH RESPECT TO SUCH LOAN REQUEST; PROVIDED, THAT THE FRONTING BANK SHALL BE FNBB UNLESS ANOTHER BANK HAS A HIGHER (I.E. MORE FAVORABLE) S&P OR MOODY'S CREDIT RATING.

                                                     FUNDS FROM OPERATIONS.  FOR
ANY PERIOD COMMENCING ON OR AFTER JULY 1, 1996, CONSOLIDATED NET INCOME FOR SUCH PERIOD (BEFORE DEDUCTION FOR INCOME ALLOCATED TO MINORITY INTERESTS OF BRADLEY OPERATING LIMITED PARTNERSHIP, DEPRECIATION, AMORTIZATION, EQUITY GAINS (LOSSES) FROM EACH UNCONSOLIDATED JOINT VENTURE INCLUDED THEREIN AND OTHER NON- CASH CHARGES EXCLUDING ANY AMORTIZATION OF DEFERRED FINANCE COSTS), LESS GAINS (LOSSES) ON SALES OF PROPERTY, NON- RECURRING CHARGES AND EXTRAORDINARY ITEMS, PLUS THE PROPORTIONATE SHARE OF FUNDS FROM OPERATIONS OF EACH UNCONSOLIDATED JOINT VENTURE THAT IS RECEIVED BY THE BORROWER OR ANY SUBSIDIARY FOR SUCH PERIOD, ALL DETERMINED ON A CONSISTENT BASIS. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, FUNDS FROM OPERATIONS FOR EACH OF THE QUARTERS ENDING DECEMBER 31, 1995, MARCH 31, 1996, AND JUNE 30, 1996 RESPECTIVELY, SHALL BE DETERMINED AS SET FORTH IN THE REGISTRATION STATEMENT AND SHALL EQUAL THE QUOTIENT OF (i) THE SUM OF FUNDS FROM OPERATIONS FOR THE THREE FISCAL QUARTERS OF 1995 SHOWN ON THE PRO FORMA CONSOLIDATED INCOME STATEMENT INCLUDED ON THE REGISTRATION STATEMENT DIVIDED BY (ii) 3.

                                                   GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES OR GAAP. PRINCIPLES THAT ARE (a) CONSISTENT WITH THE PRINCIPLES PROMULGATED OR ADOPTED BY THE FINANCIAL ACCOUNTING STANDARDS BOARD AND ITS PREDECESSORS, AS IN EFFECT FROM TIME TO TIME AND (b) CONSISTENTLY APPLIED WITH PAST FINANCIAL STATEMENTS OF THE BORROWER ADOPTING THE SAME PRINCIPLES; PROVIDED THAT A CERTIFIED PUBLIC ACCOUNTANT WOULD, INSOFAR AS THE USE OF SUCH ACCOUNTING PRINCIPLES IS PERTINENT, BE IN A POSITION TO DELIVER AN UNQUALIFIED OPINION (OTHER THAN A QUALIFICATION REGARDING CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) AS TO FINANCIAL STATEMENTS IN WHICH SUCH PRINCIPLES HAVE BEEN PROPERLY APPLIED.

                                                   GUARANTEED PENSION PLAN.  ANY
EMPLOYEE PENSION BENEFIT PLAN WITHIN THE MEANING OF [SECTION] 3(2) OF ERISA MAINTAINED OR CONTRIBUTED TO BY THE BORROWER OR ANY ERISA AFFILIATE THE
BENEFITS OF WHICH ARE GUARANTEED ON TERMINATION IN FULL OR IN PART BY THE
PBGC PURSUANT TO TITLE IV OF ERISA, OTHER THAN A MULTIEMPLOYER PLAN.

                                                      HAZARDOUS SUBSTANCES.  SEE
[SECTION] 6.18(B).

                                                       INDEBTEDNESS.  ALL OF THE
FOLLOWING OBLIGATIONS WITHOUT DUPLICATION: (a) THE OBLIGATIONS TO THE EXTENT OUTSTANDING FROM TIME TO TIME, (b) ALL DEBT AND SIMILAR MONETARY OBLIGATIONS FOR BORROWED MONEY, WHETHER DIRECT OR INDIRECT; (c) ALL OTHER LIABILITIES FOR BORROWED MONEY SECURED BY ANY LIEN EXISTING ON PROPERTY OWNED OR ACQUIRED SUBJECT THERETO, WHETHER OR NOT THE LIABILITY SECURED THEREBY SHALL HAVE BEEN ASSUMED; (d) REIMBURSEMENT OBLIGATIONS FOR LETTERS OF CREDIT, AND (e) ALL GUARANTEES, ENDORSEMENTS AND OTHER CONTINGENT OBLIGATIONS FOR BORROWED MONEY WHETHER DIRECT OR INDIRECT IN RESPECT OF INDEBTEDNESS OR OBLIGATIONS OF OTHERS.

                                                 INDICATIVE RATING.  AN UNISSUED
LONG-TERM UNSECURED DEBT RATING PROVIDED TO THE BORROWER IN WRITING BY EITHER MOODY'S OR S&P WHICH RATING IS NO OLDER THAN TWO FISCAL QUARTERS.

                                                  INTEREST PAYMENT DATE.  (i) AS
TO ANY BASE RATE LOAN, THE LAST DAY OF THE CALENDAR MONTH WHICH INCLUDES THE DRAWDOWN DATE THEREOF; AND (ii) AS TO ANY EURODOLLAR RATE LOAN OR LIBOR RATE LOAN IN RESPECT OF WHICH THE INTEREST PERIOD IS (a) 3 MONTHS OR LESS, THE LAST DAY OF SUCH INTEREST PERIOD AND (b) MORE THAN 3 MONTHS, THE DATE THAT IS 3 MONTHS FROM THE FIRST DAY OF SUCH INTEREST PERIOD AND, IN ADDITION, THE LAST DAY OF SUCH INTEREST PERIOD.

                                                  INTEREST PERIOD.  WITH RESPECT
TO EACH LOAN, BUT WITHOUT DUPLICATION OF ANY OTHER INTEREST PERIOD, (a) INITIALLY, THE PERIOD COMMENCING ON THE DRAWDOWN DATE OF SUCH LOAN AND ENDING ON THE LAST DAY OF ONE OF THE PERIODS SET FORTH IN THE SUCCEEDING SUBCLAUSES, AS SELECTED BY THE BORROWER IN A LOAN REQUEST (i) FOR ANY BASE RATE LOAN, THE LAST DAY OF THE CALENDAR MONTH IN WHICH THE DRAWDOWN DATE OCCURS; (ii) FOR ANY EURODOLLAR RATE LOAN, 1, 2, 3, 6 OR 12 MONTHS; AND (iii) FOR ANY LIBOR RATE LOAN, 1, 2, 3, 6 OR 12 MONTHS AND (b) THEREAFTER, EACH PERIOD COMMENCING ON THE LAST DAY OF THE NEXT PRECEDING INTEREST PERIOD APPLICABLE TO SUCH LOAN AND ENDING ON THE LAST DAY OF ONE OF THE PERIODS SET FORTH ABOVE, AS SELECTED BY THE BORROWER IN A CONVERSION REQUEST OR OTHERWISE DEEMED SELECTED BY BORROWER; PROVIDED THAT ALL OF THE FOREGOING PROVISIONS RELATING TO INTEREST PERIODS ARE SUBJECT TO THE FOLLOWING:

     (A) IF ANY INTEREST PERIOD WITH RESPECT TO A EURODOLLAR RATE LOAN WOULD OTHERWISE END ON A DAY THAT IS NOT A EURODOLLAR BUSINESS DAY, THAT INTEREST PERIOD SHALL BE EXTENDED TO THE NEXT SUCCEEDING EURODOLLAR BUSINESS DAY UNLESS THE RESULT OF SUCH EXTENSION WOULD BE TO CARRY SUCH INTEREST PERIOD INTO ANOTHER CALENDAR MONTH, IN WHICH EVENT SUCH INTEREST PERIOD SHALL END ON THE IMMEDIATELY PRECEDING EURODOLLAR BUSINESS DAY;

     (B) IF ANY INTEREST PERIOD WITH RESPECT TO A LIBOR RATE LOAN WOULD OTHERWISE END ON A DAY THAT IS NOT A LIBOR BUSINESS DAY, THAT INTEREST PERIOD SHALL BE EXTENDED TO THE NEXT SUCCEEDING LIBOR BUSINESS DAY UNLESS THE RESULT OF SUCH EXTENSION WOULD BE TO CARRY SUCH INTEREST PERIOD INTO ANOTHER CALENDAR MONTH, IN WHICH EVENT SUCH INTEREST PERIOD SHALL END ON THE IMMEDIATELY PRECEDING LIBOR BUSINESS DAY;

     (C) IF ANY INTEREST PERIOD WITH RESPECT TO A BASE RATE LOAN WOULD END ON A DAY THAT IS NOT A BUSINESS DAY, THAT INTEREST PERIOD SHALL END ON THE NEXT SUCCEEDING BUSINESS DAY;

     (D) IF THE BORROWER SHALL FAIL TO GIVE NOTICE AS PROVIDED IN [SECTION]
2.6, THE BORROWER SHALL BE DEEMED TO HAVE REQUESTED A CONVERSION OF THE AFFECTED EURODOLLAR RATE LOAN OR LIBOR RATE LOAN TO A BASE RATE LOAN ON THE LAST DAY OF THE THEN CURRENT INTEREST PERIOD WITH RESPECT THERETO;

     (E) ANY INTEREST PERIOD RELATING TO ANY EURODOLLAR RATE LOAN THAT BEGINS ON THE LAST EURODOLLAR BUSINESS DAY OF A CALENDAR MONTH (OR ON A DAY FOR WHICH THERE IS NO NUMERICALLY CORRESPONDING DAY IN THE

CALENDAR MONTH AT THE END OF SUCH INTEREST PERIOD) SHALL END ON THE LAST EURODOLLAR BUSINESS DAY OF A CALENDAR MONTH; AND

     (F) ANY INTEREST PERIOD RELATING TO ANY LIBOR RATE LOAN THAT BEGINS ON THE LAST LIBOR BUSINESS DAY OF A CALENDAR MONTH (OR ON A DAY FOR WHICH THERE IS NO NUMERICALLY CORRESPONDING DAY IN THE CALENDAR MONTH AT THE END OF SUCH INTEREST PERIOD) SHALL END ON THE LAST LIBOR BUSINESS DAY OF A CALENDAR MONTH; AND

     (G) ANY INTEREST PERIOD RELATING TO ANY EURODOLLAR RATE LOAN OR LIBOR RATE LOAN THAT WOULD OTHERWISE EXTEND BEYOND THE MATURITY DATE SHALL END ON THE MATURITY DATE.

     INVESTMENTS. ALL EXPENDITURES MADE AND ALL LIABILITIES INCURRED (CONTINGENTLY OR OTHERWISE) FOR THE ACQUISITION OF CAPITAL STOCK OR TOTAL INDEBTEDNESS OF, OR FOR LOANS, ADVANCES, CAPITAL CONTRIBUTIONS OR TRANSFERS OF PROPERTY TO, OR IN RESPECT OF ANY GUARANTIES (OR OTHER COMMITMENTS AS DESCRIBED UNDER TOTAL INDEBTEDNESS), OR OBLIGATIONS OF, ANY PERSON. IN DETERMINING THE AGGREGATE AMOUNT OF INVESTMENTS OUTSTANDING AT ANY PARTICULAR TIME: (a) THE AMOUNT OF ANY INVESTMENT REPRESENTED BY A GUARANTY SHALL BE TAKEN AT NOT LESS THAN THE PRINCIPAL AMOUNT OF THE OBLIGATIONS GUARANTEED AND STILL OUTSTANDING;
(b) THERE SHALL BE INCLUDED AS AN INVESTMENT ALL INTEREST ACCRUED WITH RESPECT TO TOTAL INDEBTEDNESS CONSTITUTING AN INVESTMENT UNLESS AND UNTIL SUCH INTEREST IS PAID; (c) THERE SHALL BE DEDUCTED IN RESPECT OF EACH SUCH INVESTMENT ANY AMOUNT RECEIVED AS A RETURN OF CAPITAL (BUT ONLY BY REPURCHASE, REDEMPTION, RETIREMENT, REPAYMENT, LIQUIDATING DIVIDEND OR LIQUIDATING DISTRIBUTION); (d) THERE SHALL NOT BE DEDUCTED IN RESPECT OF ANY INVESTMENT ANY AMOUNTS RECEIVED AS EARNINGS ON SUCH INVESTMENT, WHETHER AS DIVIDENDS, INTEREST OR OTHERWISE, EXCEPT THAT ACCRUED INTEREST INCLUDED AS PROVIDED IN THE FOREGOING CLAUSE (b) MAY BE DEDUCTED WHEN PAID; AND (e) THERE SHALL NOT BE DEDUCTED FROM THE AGGREGATE AMOUNT OF INVESTMENTS ANY DECREASE IN THE VALUE THEREOF.

     LEASES. LEASES, LICENSES AND AGREEMENTS WHETHER WRITTEN OR ORAL, RELATING TO THE USE OR OCCUPATION OF SPACE IN OR ON THE BUILDINGS OR ON THE REAL ESTATE BY PERSONS OTHER THAN BORROWER.

     LETTER OF CREDIT.  SEE [SECTION] 2A.1.1.

     LETTER OF CREDIT APPLICATION. SEE [SECTION] 2A.1.1.

     LETTER OF CREDIT PARTICIPATION. SEE [SECTION] 2A.1.4.

LIBOR BUSINESS DAY. ANY DAY ON WHICH COMMERCIAL BANKS ARE OPEN FOR INTERNATIONAL BUSINESS (INCLUDING DEALINGS IN DOLLAR DEPOSITS) IN LONDON OR SUCH OTHER EURODOLLAR INTERBANK MARKET AS MAY BE SELECTED BY THE AGENT IN ITS SOLE DISCRETION ACTING IN GOOD FAITH.

     LIBOR LENDING OFFICE. INITIALLY, THE OFFICE OF EACH BANK DESIGNATED AS SUCH IN SCHEDULE 1.3 HERETO; THEREAFTER, SUCH OTHER OFFICE OF SUCH BANK, IF ANY, THAT SHALL BE MAKING OR MAINTAINING LIBOR RATE LOANS.

     LIBOR RATE. FOR ANY INTEREST PERIOD WITH RESPECT TO A LIBOR RATE LOAN, THE RATE OF INTEREST EQUAL TO (i) THE RATE DETERMINED BY THE AGENT AT WHICH DOLLAR DEPOSITS FOR SUCH INTEREST PERIOD ARE OFFERED BASED ON INFORMATION PRESENTED ON TELERATE PAGE 3750 AS OF 11:00 A.M. LONDON TIME ON THE SECOND LIBOR BUSINESS DAY PRIOR TO THE FIRST DAY OF SUCH INTEREST PERIOD, DIVIDED BY (ii) A NUMBER EQUAL TO 1.00 MINUS THE EUROCURRENCY RESERVE RATE, IF APPLICABLE.

     LIBOR RATE LOANS. LOANS BEARING INTEREST CALCULATED BY REFERENCE TO THE LIBOR RATE.

     LIEN. ANY LIEN, ENCUMBRANCE, MORTGAGE, PLEDGE, CHARGE, RESTRICTION, PREFERENCE, PRIORITY OR OTHER SECURITY INTEREST OF ANY KIND OR NATURE (INCLUDING THE PROHIBITION OR RESTRICTION ON ANY SECURITY INTEREST), INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE TRANSFER OF ASSETS FOR THE PURPOSE OF SUBJECTING THE SAME TO THE PAYMENT OF TOTAL INDEBTEDNESS OR PERFORMANCE OF ANY OTHER OBLIGATION IN PRIORITY TO PAYMENT OF ITS GENERAL CREDITORS, OR ANY CONDITIONAL SALE OR OTHER TITLE RETENTION OR PURCHASE MONEY SECURITY AGREEMENT, DEVICE OR ARRANGEMENT.

     LOAN DOCUMENTS. THIS AGREEMENT, THE NOTES, THE LETTER OF CREDIT APPLICATIONS, THE LETTERS OF CREDIT, AND ANY AND ALL OTHER AGREEMENTS, DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED BY BORROWER AND NOW OR HEREAFTER EVIDENCING OR OTHERWISE RELATING TO THE LOANS.

     LOAN REQUEST.  SEE [SECTION] 2.5.

     LOANS. LOANS MADE OR TO BE MADE BY THE BANKS TO THE BORROWER PURSUANT TO [SECTION] 2.

     MAJORITY BANKS. AS OF ANY DATE, THE BANKS HOLDING AT LEAST FIFTY-ONE PERCENT (51%) OF THE OUTSTANDING PRINCIPAL AMOUNT OF THE NOTES ON SUCH DATE; AND IF NO SUCH PRINCIPAL IS OUTSTANDING, THE BANKS WHOSE AGGREGATE COMMITMENTS CONSTITUTE AT LEAST FIFTY-ONE PERCENT (51%) OF THE TOTAL COMMITMENT.

     MATURITY DATE. MARCH 15, 1998, OR SUCH OTHER DATE ON WHICH THE LOANS SHALL BECOME DUE AND PAYABLE PURSUANT TO THE TERMS HEREOF; PROVIDED THAT THE BORROWER MAY, AT ITS OPTION, EXTEND THE MATURITY DATE FROM MARCH 15, 1998 (THE "ORIGINAL MATURITY DATE") TO MARCH 15, 1999 IF: (a) THE BORROWER SUBMITS A WRITTEN REQUEST FOR SUCH EXTENSION TO THE AGENT AT LEAST NINETY (90) DAYS PRIOR TO THE ORIGINAL MATURITY DATE TOGETHER WITH AN EXTENSION FEE EQUAL TO ONE-QUARTER OF ONE PERCENT (1/4%) OF THE TOTAL COMMITMENT, (b) NO DEFAULT OR EVENT OF DEFAULT EXISTS AS OF THE ORIGINAL MATURITY DATE, AS EVIDENCED BY A CERTIFICATE FROM THE PRINCIPAL FINANCIAL OR ACCOUNTING OFFICER OF THE BORROWER DELIVERED AT LEAST FIVE (5) DAYS PRIOR TO THE ORIGINAL MATURITY DATE AND (c) THE BORROWER SHALL HAVE (x) A SENIOR UNSECURED DEBT RATING (OR INDICATIVE RATING) OF AT LEAST BAA3 FROM MOODY'S OR A SENIOR UNSECURED DEBT RATING (OR INDICATIVE RATING) OF AT LEAST BBB- FROM S&P, EACH AS OF THE ORIGINAL MATURITY DATE, OR (xx) A SENIOR UNSECURED DEBT RATING (OR INDICATIVE RATING) OF AT LEAST BAA3 FROM MOODY'S AND A SENIOR UNSECURED DEBT RATING (OR INDICATIVE RATING) OF AT LEAST BBB- FROM S&P IF THE BORROWER SHALL HAVE A RATING FROM BOTH SUCH AGENCIES.

     MAXIMUM DRAWING AMOUNT. THE MAXIMUM AGGREGATE AMOUNT THAT THE BENEFICIARIES MAY AT ANY TIME DRAW UNDER OUTSTANDING LETTERS OF CREDIT, AS SUCH AGGREGATE AMOUNT MAY BE REDUCED FROM TIME TO TIME PURSUANT TO THE TERMS OF THE LETTERS OF CREDIT.

     MOODY'S.  MOODY'S INVESTORS' SERVICE, INC. AND ITS SUCCESSORS.

     MULTIEMPLOYER PLAN. ANY MULTIEMPLOYER PLAN WITHIN THE MEANING OF [SECTION] 3(37) OF ERISA MAINTAINED OR CONTRIBUTED TO BY THE BORROWER OR ANY ERISA AFFILIATE.

     NON-MATERIAL BREACH. A BREACH OF A REPRESENTATION OR WARRANTY OR AN AFFIRMATIVE COVENANT SET FORTH IN [SECTION] 6 OR [SECTION] 7 OF THIS AGREEMENT WHICH DOES NOT (a) MATERIALLY ADVERSELY AFFECT THE BUSINESS, PROPERTIES OR FINANCIAL CONDITION OF THE BORROWER AND ITS SUBSIDIARIES TAKEN AS A WHOLE, OR
(b) MATERIALLY IMPAIR THE ABILITY OF THE BORROWER AND ITS SUBSIDIARIES, TAKEN AS A WHOLE, TO FULFILL THE MATERIAL OBLIGATIONS TO THE BANKS UNDER THE LOANS (INCLUDING WITHOUT LIMITATION THE REPAYMENT OF ALL AMOUNTS OUTSTANDING ON THE LOANS, TOGETHER WITH INTEREST AND CHARGES THEREON WHEN DUE). NOTWITHSTANDING THE FOREGOING, (i) IN THE EVENT OF A NON-MATERIAL BREACH WITH RESPECT TO A REAL ESTATE ASSET WHICH IS OTHERWISE AN UNENCUMBERED ASSET, SUCH REAL ESTATE ASSET SHALL NOT BE INCLUDED AS AN UNENCUMBERED ASSET FOR PURPOSES OF CALCULATING FINANCIAL COVENANT COMPLIANCE PURSUANT TO [SECTION] 9 OF THIS AGREEMENT FOR SO LONG AS SUCH BREACH SHALL EXIST; (ii) IN THE EVENT OF A NON-MATERIAL BREACH WITH RESPECT TO A REAL ESTATE ASSET OF A SUBSIDIARY WHICH HAS A MATERIAL ADVERSE EFFECT ON SUCH SUBSIDIARY BUT DOES NOT HAVE A MATERIAL ADVERSE EFFECT ON THE OTHER REAL ESTATE ASSETS OF SUCH SUBSIDIARY, ONLY THE AFFECTED REAL ESTATE ASSET SHALL NOT BE INCLUDED FOR PURPOSES OF CALCULATING FINANCIAL COVENANT COMPLIANCE PURSUANT TO SS.9 OF THIS AGREEMENT FOR SO LONG AS SUCH BREACH SHALL EXIST; AND (iii) IN THE EVENT OF A NON-MATERIAL BREACH WITH RESPECT TO A SUBSIDIARY OR A REAL ESTATE ASSET OF A SUBSIDIARY WHICH HAS A MATERIAL ADVERSE EFFECT ON SUCH SUBSIDIARY AND HAS A MATERIAL ADVERSE EFFECT ON REAL ESTATE ASSETS OF SUCH SUBSIDIARY, ALL OF THE REAL ESTATE ASSETS OF SUCH SUBSIDIARY SHALL NOT BE INCLUDED FOR PURPOSES OF CALCULATING FINANCIAL COVENANT COMPLIANCE PURSUANT TO [SECTION] 9 OF THIS AGREEMENT FOR SO LONG AS SUCH BREACH SHALL EXIST.

     NOTES.  SEE [SECTION] 2.3.

     OBLIGATIONS. ALL INDEBTEDNESS, OBLIGATIONS AND LIABILITIES OF THE BORROWER AND ANY OF ITS SUBSIDIARIES TO ANY OF THE BANKS AND THE AGENT, INDIVIDUALLY OR COLLECTIVELY, UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR IN RESPECT OF ANY OF THE LOANS MADE OR REIMBURSEMENT OBLIGATIONS INCURRED, OR THE NOTES, LETTERS OF CREDIT OR OTHER INSTRUMENTS AT ANY TIME EVIDENCING ANY THEREOF, WHETHER EXISTING ON THE DATE OF THIS AGREEMENT OR ARISING OR INCURRED HEREAFTER, DIRECT OR INDIRECT, JOINT OR SEVERAL, ABSOLUTE OR CONTINGENT, MATURED OR UNMATURED, LIQUIDATED OR UNLIQUIDATED, SECURED OR UNSECURED, ISSUED OR DRAWN, ARISING BY CONTRACT, OPERATION OF LAW OF OTHERWISE.

     OUTSTANDING. WITH RESPECT TO THE LOANS, THE AGGREGATE UNPAID PRINCIPAL THEREOF AS OF ANY DATE OF DETERMINATION.

     PBGC. THE PENSION BENEFIT GUARANTY CORPORATION CREATED BY [SECTION] 4002 OF ERISA AND ANY SUCCESSOR ENTITY OR ENTITIES HAVING SIMILAR RESPONSIBILITIES.

     PERMITS. ALL GOVERNMENTAL PERMITS, LICENSES, AND APPROVALS NECESSARY FOR THE LAWFUL CONSTRUCTION, OPERATION AND MAINTENANCE OF THE REAL ESTATE.

     PERMITTED LIENS. LIENS, SECURITY INTERESTS AND OTHER ENCUMBRANCES PERMITTED BY [SECTION] 8.2.

     PERSON. ANY INDIVIDUAL, CORPORATION, PARTNERSHIP, TRUST, UNINCORPORATED ASSOCIATION, BUSINESS, OR OTHER LEGAL ENTITY, AND ANY GOVERNMENT OR ANY GOVERNMENTAL AGENCY OR POLITICAL SUBDIVISION THEREOF.

     PROPERTIES. ALL REAL ESTATE ASSETS, REAL ESTATE, AND ALL OTHER ASSETS, INCLUDING, WITHOUT LIMITATION, INTANGIBLES AND PERSONALTY OWNED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES.

     REAL ESTATE. ALL REAL PROPERTY AT ANY TIME OWNED, LEASED (AS LESSEE OR SUBLESSEE) OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES.

     REAL ESTATE ASSETS. THOSE FIXED AND TANGIBLE PROPERTIES CONSISTING OF LAND, BUILDINGS AND/OR OTHER IMPROVEMENTS WHOLLY-OWNED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES AT THE RELEVANT TIME OF REFERENCE THERETO OR JOINTLY OWNED TO THE EXTENT PERMITTED UNDER [SECTION] 8.3(f) OF THIS AGREEMENT, BUT EXCLUDING ALL LEASEHOLDS OTHER THAN LEASEHOLDS UNDER GROUND LEASES HAVING AN UNEXPIRED TERM OF 30 YEARS OR MORE AND THAT CERTAIN LEASEHOLD INTEREST GRANTED BY NATURAL GAS PIPELINE COMPANY AT THE WESTVIEW SHOPPING CENTER.

     RECORD. THE GRID ATTACHED TO ANY NOTE, OR THE CONTINUATION OF SUCH GRID, OR ANY OTHER SIMILAR RECORD, INCLUDING COMPUTER RECORDS, MAINTAINED BY ANY BANK WITH RESPECT TO ANY LOAN REFERRED TO IN SUCH NOTE.

     REGISTRATION STATEMENT. THE REGISTRATION STATEMENT FORM S-4 FOR THE BORROWER FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS REGISTRATION STATEMENT NO. 33-64811, AS FILED ON FEBRUARY 15, 1996, AS THE SAME MAY BE FURTHER AMENDED OR MODIFIED.

     REIMBURSEMENT OBLIGATION. THE BORROWER'S OBLIGATION TO REIMBURSE THE
AGENT AND THE BANKS ON ACCOUNT OF ANY DRAWING UNDER ANY LETTER OF CREDIT AS PROVIDED IN [SECTION] 2A.2. NOTWITHSTANDING THE FOREGOING, UNLESS BORROWER SHALL NOTIFY AGENT OF ITS INTENT TO REPAY THE REIMBURSEMENT OBLIGATION ON THE DATE OF THE RELATED DRAWING UNDER ANY LETTER OF CREDIT AS PROVIDED IN [SECTION] 2A.2, SUCH REIMBURSEMENT OBLIGATION SHALL SIMULTANEOUSLY WITH SUCH DRAWING BE CONVERTED TO AND BECOME A BASE RATE LOAN AS SET FORTH IN [SECTION] 2A.3.

     RELEASE.  SEE [SECTION] 6.18(c)(iii).

     S&P.  STANDARD & POOR'S RATINGS GROUP AND ITS SUCCESSORS.

     SUBSIDIARY. ANY CORPORATION, ASSOCIATION, TRUST, OR OTHER BUSINESS ENTITY OF WHICH THE DESIGNATED PARENT OR OTHER CONTROLLING PERSON SHALL AT ANY TIME OWN DIRECTLY OR INDIRECTLY THROUGH A SUBSIDIARY OR SUBSIDIARIES AT LEAST A MAJORITY (BY NUMBER OF VOTES) OF THE OUTSTANDING VOTING INTERESTS.

     TOTAL COMMITMENT. THE SUM OF THE COMMITMENTS OF THE BANKS, AS IN EFFECT FROM TIME TO TIME.

     TOTAL INDEBTEDNESS. ALL OF THE FOLLOWING OBLIGATIONS, CONTINGENT AND OTHERWISE, BUT WITHOUT DUPLICATION, THAT IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES SHOULD BE CLASSIFIED UPON THE OBLIGOR'S BALANCE SHEET AS LIABILITIES, OR TO WHICH REFERENCE SHOULD BE MADE BY FOOTNOTES THERETO, INCLUDING IN ANY FOLLOWING EVENT AND WHETHER OR NOT SO CLASSIFIED: (a) ALL INDEBTEDNESS, (b) ALL OTHER DEBT AND SIMILAR MONETARY OBLIGATIONS, WHETHER DIRECT OR INDIRECT; (c) ALL OTHER LIABILITIES SECURED BY ANY MORTGAGE, PLEDGE, NEGATIVE PLEDGE, SECURITY INTEREST, LIEN, NEGATIVE LIEN, CHARGE, OR OTHER ENCUMBRANCE EXISTING ON PROPERTY OWNED OR ACQUIRED SUBJECT THERETO, WHETHER OR NOT THE LIABILITY SECURED THEREBY SHALL HAVE BEEN ASSUMED; (d) ALL OTHER GUARANTEES, ENDORSEMENTS AND OTHER CONTINGENT OBLIGATIONS WHETHER DIRECT OR INDIRECT IN RESPECT OF INDEBTEDNESS OR OBLIGATIONS OF OTHERS, INCLUDING ANY OBLIGATION TO SUPPLY FUNDS TO OR IN ANY MANNER TO INVEST IN, DIRECTLY OR INDIRECTLY, THE DEBTOR, TO PURCHASE INDEBTEDNESS, OR TO ASSURE THE OWNER OF INDEBTEDNESS AGAINST LOSS, THROUGH AN AGREEMENT TO PURCHASE GOODS, SUPPLIES, OR SERVICES FOR THE PURPOSE OF ENABLING THE DEBTOR TO MAKE PAYMENT OF THE INDEBTEDNESS HELD BY SUCH OWNER OR OTHERWISE, AND THE OBLIGATIONS TO REIMBURSE THE ISSUER IN RESPECT OF ANY LETTERS OF CREDIT; AND (e) JOINT VENTURE AND PARTNERSHIP OBLIGATIONS, CONTINGENT OR OTHERWISE.

     TYPE. AS TO ANY LOAN ITS NATURE AS A BASE RATE LOAN, A EURODOLLAR RATE LOAN OR A LIBOR RATE LOAN.

     UNENCUMBERED ASSET. WITH RESPECT TO ANY REAL ESTATE ASSET, AT ANY DATE OF DETERMINATION, THE CIRCUMSTANCE THAT SUCH ASSET ON SUCH DATE (a) IS NOT SUBJECT TO ANY LIENS (INCLUDING ANY SUCH LIEN IMPOSED BY THE ORGANIZATIONAL DOCUMENTS OF THE OWNER OF SUCH ASSET, BUT EXCLUDING PERMITTED LIENS), (b) IS NOT THE SUBJECT OF A NON-MATERIAL BREACH, (c) HAS BEEN IMPROVED WITH A BUILDING OR BUILDINGS WHICH (1) HAVE BEEN ISSUED A CERTIFICATE OF OCCUPANCY, (2) ARE FULLY OPERATIONAL, AND (3) HAVE AN AGGREGATE AVERAGE OCCUPANCY OF ALL BUILDING(S) IN SUCH REAL ESTATE ASSET OF NOT LESS THAN 75% FOR THE FOUR FISCAL QUARTERS MOST RECENTLY ENDED, PROVIDED AT ANY ONE TIME TWO REAL ESTATE ASSETS THAT OTHERWISE QUALIFY AS AN UNENCUMBERED ASSET MAY HAVE AN AVERAGE OCCUPANCY OF LESS THAN 75% FOR THE FOUR FISCAL QUARTERS MOST RECENTLY ENDED, PROVIDED FURTHER THAT AT ANY DATE OF DETERMINATION ALL REAL ESTATE ASSETS THAT ARE UNENCUMBERED ASSETS SHALL HAVE AN AGGREGATE OCCUPANCY OF NOT LESS THAN 85% FOR THE FOUR FISCAL QUARTERS MOST RECENTLY ENDED, AND (d) IS WHOLLY OWNED BY A BORROWER.

     UNIFORM CUSTOMS. WITH RESPECT TO ANY LETTER OF CREDIT, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 OR ANY SUCCESSOR VERSION THERETO ADOPTED BY THE AGENT IN THE ORDINARY COURSE OF ITS BUSINESS AS A LETTER OF CREDIT ISSUER AND IN EFFECT AT THE TIME OF ISSUANCE OF SUCH LETTER OF CREDIT.

     UNRESTRICTED CASH AND CASH EQUIVALENTS. AS OF ANY DATE OF DETERMINATION, THE SUM OF (a) THE AGGREGATE AMOUNT OF UNRESTRICTED CASH THEN HELD BY THE BORROWER OR ANY OF ITS CONSOLIDATED SUBSIDIARIES AND (b) THE AGGREGATE AMOUNT OF UNRESTRICTED CASH EQUIVALENTS (VALUED AT FAIR MARKET VALUE) THEN HELD BY THE BORROWER OR ANY OF ITS CONSOLIDATED SUBSIDIARIES. AS USED IN THIS DEFINITION,
(i) "UNRESTRICTED" MEANS THE SPECIFIED ASSET IS NOT SUBJECT TO ANY LIENS IN FAVOR OF ANY PERSON AND (ii) "CASH EQUIVALENTS" MEANS THAT SUCH ASSET HAS A LIQUID, PAR VALUE IN CASH AND IS CONVERTIBLE TO CASH ON DEMAND. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE TERM UNRESTRICTED CASH AND CASH EQUIVALENTS SHALL NOT INCLUDE THE COMMITMENTS OF THE BANKS TO MAKE LOANS UNDER THIS AGREEMENT.

     UNSECURED INDEBTEDNESS. ALL INDEBTEDNESS OF ANY PERSON THAT IS NOT SECURED BY A LIEN ON ANY ASSET OF SUCH PERSON.

     VALUE OF UNENCUMBERED ASSETS. FOR ANY PERIOD OF TWO CONSECUTIVE FISCAL QUARTERS, AN AMOUNT EQUAL TO THE SUM OF (i) CONSOLIDATED NET OPERATING INCOME ATTRIBUTABLE TO UNENCUMBERED ASSETS FOR THE MOST RECENT PERIOD OF TWO CONSECUTIVE FISCAL QUARTERS OF THE BORROWER (EXCLUDING ANY PORTION OF CONSOLIDATED NET OPERATING INCOME ATTRIBUTABLE TO UNENCUMBERED ASSETS ACQUIRED BY THE BORROWER DURING OR AFTER SUCH PERIOD) MULTIPLIED BY 2, WITH THE PRODUCT BEING DIVIDED BY THE CAPITALIZATION RATE, PLUS (ii) WITH RESPECT TO THOSE UNENCUMBERED ASSETS SO ACQUIRED BY THE BORROWER DURING SUCH PERIOD OF TWO CONSECUTIVE FISCAL QUARTERS, THE BORROWER'S ESTIMATED ANNUAL CONSOLIDATED NET OPERATING INCOME FOR SUCH UNENCUMBERED ASSETS BASED ON LEASES IN EXISTENCE AT THE DATE OF SUCH CALCULATION DIVIDED BY THE CAPITALIZATION RATE.

     VOTING INTERESTS. CAPITAL STOCK OF ANY CLASS OR CLASSES (HOWEVER DESIGNATED), THE HOLDERS OF WHICH ARE AT THE TIME ENTITLED, AS SUCH HOLDERS, (a) TO VOTE FOR THE ELECTION OF A MAJORITY OF THE DIRECTORS (OR PERSONS PERFORMING SIMILAR FUNCTIONS) OF THE CORPORATION, ASSOCIATION, PARTNERSHIP, TRUST OR OTHER BUSINESS ENTITY INVOLVED, OR (b) TO CONTROL, MANAGE OR CONDUCT THE BUSINESS OF THE CORPORATION, PARTNERSHIP, ASSOCIATION, TRUST OR OTHER BUSINESS ENTITY INVOLVED.

     [SECTION] 1.2.  RULES OF INTERPRETATION.
                     -----------------------

     (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

     (b) The singular includes the plural and the plural includes the singular.

     (c) A reference to any law includes any amendment or modification to such law.

     (d) A reference to any Person includes its permitted successors and permitted assigns.

     (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

     (f) The words "include", "includes" and "including" are not limiting.

     (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

     (h) Reference to a particular "ss." refers to that section of this Agreement unless otherwise indicated.

     (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     (j) The words "so long as any Loan or Note is outstanding" shall mean so long as such Loan or Note is not indefeasibly paid in full in cash.

     [SECTION] 2. THE REVOLVING CREDIT FACILITY.
                  -----------------------------

     [SECTION] 2.1. COMMITMENT TO LEND; LIMITATION ON TOTAL COMMITMENT.
Subject to the provisions of [SECTION] 2.1, [SECTION] 2.5, [SECTION] 2A and the other terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Effective Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with [SECTION] 2.5, such sums as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount, PROVIDED that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount shall not at any time exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage and the Banks shall at all times immediately adjust inter se any inconsistency between each Bank's outstanding principal amount and each Bank's Commitment. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in [SECTION] 11 have been satisfied (or waived in writing by the Banks) on the date of such request and will be satisfied (or waived in writing by the Banks) on the proposed Drawdown Date of the requested Loan, PROVIDED that the making of such representation and warranty by Borrower shall not limit the right of any Bank not to lend if such conditions have not been satisfied or if the Compliance Certificate delivered in connection with ss.11 is inaccurate. Nothing herein shall prevent the Borrower from seeking recourse (subject to [SECTION] 24 of this Agreement) against any Bank that wrongfully fails to advance its proportionate share of a requested Loan as required by this Agreement. The Agent intends, and shall have the right, to syndicate, or enter into co-lending arrangements with respect to, the Loans and the Total Commitment pursuant to [SECTION] 18, and the Borrower agrees to cooperate with the Agent's syndication and/or co-lending efforts, such cooperation to include, without limitation, the provision of information reasonably requested by potential syndicate members.

     [SECTION] 2.2. REDUCTION OF COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce by $1,000,000 or an integral multiple of $1,000,000 in excess thereof or terminate entirely the unborrowed portion of the then Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages by the amount specified in such notice or, as the case may be, terminated. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

     [SECTION] 2.3. THE NOTES. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT A hereto (each a "Note"), and completed with appropriate insertions. A Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The failure to record, or any error in so recording, any such amount on the Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

     [SECTION] 2.4.  INTEREST ON LOANS.
                     -----------------

     (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate.

     (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate equal to Eurodollar Rate determined for such Interest Period plus the Applicable Margin for Eurodollar Rate Loans.

     (c) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin for LIBOR Rate Loans.

     (d) The Borrower unconditionally promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

     [SECTION] 2.5.  REQUESTS FOR LOANS.
                     ------------------

     (a) The Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan Request") no less than (a) five (5) Business Days prior to the proposed Drawdown Date of such Loan. Each such notice shall specify (i) the principal amount of the Loan requested, (ii) the proposed Drawdown Date of such Loan, (iii) the Interest Period for such Loan, (iv) the Type of such Loan, (v) the permitted purpose for which such funds will be used, and (vi) in the case of a Letter of Credit, include a Letter of Credit Application, and in all cases shall be accompanied by a Compliance Certificate evidencing covenant compliance at the time of the making of such Loan and, on a pro-forma basis, after giving effect to such requested Loan. Promptly upon receipt of a Loan Request, the Agent shall notify each of the Banks thereof. Notwithstanding the maximum amount of the Total Commitment stated herein or the submission of a Loan Request, no Loan shall be required to be made by any Bank unless all of the conditions contained in [SECTION] 11 of this Agreement have been met and the Compliance Certificate delivered in connection with [SECTION] 11 is accurate. Each such notice shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date provided that the Borrower may revoke a Loan Request by written notice given to the Agent on or before three (3) Business Days prior to the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $100,000 or an integral multiple of $100,000 in excess thereof. Upon delivery of a Loan Request in accordance with this Section 2.5(a), each of the Banks shall be obligated to fund its Commitment Percentage of the requested Loans subject to the limitations and conditions specified in this [SECTION] 2.5 or in [SECTION]
2.1 hereof.

     (b) Notwithstanding anything contained in [SECTION] 2.1 or [SECTION] 2.5(a) to the contrary, the Agent and the Banks shall not be required to fund any Loan if, after giving effect thereto, the outstanding amount of Loans and Letters of Credit advanced to the Borrower or its Subsidiaries for working capital purposes would exceed $25,000,000. The Agent and the Borrower agree and acknowledge that the limitation on Loans and Letters of Credit for working capital purposes shall not include Loans for the costs of tenant improvements, capital improvements, leasing commissions, repayment of Indebtedness or other fees or closing costs.

     (c) Each Loan Request for the acquisition of a Real Estate Asset shall include, in addition to the information specified in [SECTION] 2.5(a) hereof,
(i) a certification by the Borrower that such acquisition is consistent with the Business Plan Summary and that an environmental inspection has been conducted in accordance with [SECTION] 7.12 hereof and, based on such inspection, the proposed Real Estate Asset to be acquired does not have potential environmental remediation costs or other environmental liabilities in excess of $1,000,000, and (ii) a copy of the environmental site assessment report with respect to such Real Estate Asset.

     (d) Notwithstanding anything contained in [SECTION] 2.1 or [SECTION] 2.5(a) hereof to the contrary, in the event of any Loan Request for the development of a Real Estate Asset, in addition to the information specified in [SECTION] 2.5(a) hereof to be included with each Loan Request, Borrower shall also submit to the Agent a certification by the Borrower that the covenants contained in [SECTION] 7.20 are true and correct as of the date of the Loan Request and will be true as of the time of the making of such Loan.

     [SECTION] 2.6.  CONVERSION OPTIONS.
                      -----------------

     (a) The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type, PROVIDED that (i) with respect to any such conversion of a Eurodollar Rate Loan or LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three (3) Business Days' prior written notice of such election; (ii) with respect to any such conversion of a Eurodollar Rate Loan or LIBOR Rate Loan into a Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto; (iii) subject to the further proviso at the end of this section and subject to [SECTION] 2.6(b) and [SECTION] 2.6(d) hereof with respect to any such conversion of a Base Rate Loan or a LIBOR Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least four (4) Eurodollar Business Days' prior written notice of such election; (iv) subject to the further proviso at the end of this section and subject to [SECTION] 2.6(b) and [SECTION] 2.6(d) hereof with respect to any such conversion of a Base Rate Loan or a Eurodollar Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least four (4) LIBOR Business Days' prior written notice of each election and (v) no Loan may be converted into a Eurodollar Rate Loan or a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office, its Eurodollar Lending Office or LIBOR Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted as provided herein, PROVIDED FURTHER that each Conversion Request relating to the conversion of a Loan of another Type to a Eurodollar Rate Loan or LIBOR Rate Loan shall be for an amount equal to $600,000 or an integral multiple of $100,000 in excess thereof and shall be irrevocable by the Borrower.

     (b) Any Loans of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in [SECTION] 2.6(a); PROVIDED that no Eurodollar Rate Loan or LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Agent active upon the Borrower's account have actual knowledge.

     (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

     (d) The Borrower may not request a Eurodollar Rate Loan or a LIBOR Rate Loan pursuant to [SECTION] 2.5, elect to convert a Loan of another Type to a Eurodollar Rate Loan or a LIBOR Rate Loan pursuant to [SECTION] 2.5(a) or elect to continue a Eurodollar Rate Loan or a LIBOR Rate Loan pursuant to [SECTION] 2.6(b) if, after giving effect thereto, there would be greater than an aggregate of five (5) Eurodollar Rate Loans and LIBOR Rate Loans outstanding. Any Loan Request for a Eurodollar Rate Loan or a LIBOR Rate Loan that would create greater than an aggregate of five (5) Eurodollar Rate Loans and LIBOR Rate Loans outstanding shall be deemed to be a Loan Request for a Base Rate Loan. All Loans which are Eurodollar Rate Loans, having identical Interest Periods and interest rates shall constitute one (1) Eurodollar Rate Loan hereunder. All Loans which are LIBOR Rate Loans having identical Interest Periods and interest rates shall constitute one (1) LIBOR Rate Loan hereunder.

     [SECTION] 2.7.  FUNDS FOR LOANS.
                     ---------------

     (a) Not later than 12:00 p.m. (Boston time) on the proposed Drawdown
Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by [SECTION] 11 and the satisfaction of the other conditions set forth herein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks. The Agent shall make reasonable efforts to fund the aggregate amount of the Loans to the Borrower by 2:00 p.m. on the Drawdown Date. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans but shall not obligate any other Bank or Agent to fund more than its Commitment Percentage of the requested Loans or to increase its Commitment Percentage.

     (b) The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount of such Bank's Commitment Percentage of such Loans, TIMES
(iii) a fraction, the numerator of which is the number of days or portion thereof that elapsed from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Bank.

     [SECTION] 2A LETTERS OF CREDIT.
                  -----------------

     2A.1  LETTER OF CREDIT COMMITMENTS.
           ----------------------------

     2A.1.1  COMMITMENT TO ISSUE LETTERS OF CREDIT.
             -------------------------------------

Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Fronting Bank's customary form as part of a Loan Request (a "Letter of Credit Application") deleting, however, the terms and conditions customarily attached thereto, the Fronting Bank on behalf of the Banks and in reliance upon the agreement of the Banks set forth in [SECTION] 2A.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and reasonably agreed to by the Fronting Bank; PROVIDED, HOWEVER, that, after giving effect to such Loan Request, (a) the sum of the aggregate Maximum Drawing Amount shall not exceed $20,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit and (ii) the amount of all Loans outstanding shall not exceed the Total Commitment.

     2A.1.2  LETTER OF CREDIT APPLICATIONS.
             -----------------------------

Each Letter of Credit Application shall be completed to the reasonable satisfaction of the Agent and the Fronting Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement (including provisions applicable to a Loan Request), then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

     2A.1.3  TERMS OF LETTERS OF CREDIT.
             --------------------------

Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five
(45) days) prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

     2A.1.4.  REIMBURSEMENT OBLIGATIONS OF BANKS.
              ----------------------------------

Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Fronting Bank on demand for the amount of each draft paid by the Fronting Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to [SECTION] 2A.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

     2A.1.5.  PARTICIPATIONS OF BANKS.
              -----------------------

Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under [SECTION] 2A.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to [SECTION] 2A.2.

     2A.2.  REIMBURSEMENT OBLIGATION OF THE BORROWER.
            ----------------------------------------

In order to induce the Fronting Bank to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees, except as contemplated in [SECTION] 2A.3 below, to reimburse or pay to the Fronting Bank, for the account of the Fronting Bank or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Fronting Bank hereunder,

     (a) except as otherwise expressly provided in [SECTION] 2A.2(b) and (c) or [SECTION] 2A.3, on each date that any draft presented under such Letter of Credit is honored by the Fronting Bank, or the Fronting Bank otherwise makes a payment with respect thereto, (i) the amount paid by the Fronting Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes (other than income taxes, franchise fees and other similar impositions based upon the net income or assets of the Bank or any Bank), fees, charges or other costs and expenses whatsoever incurred by the Fronting Bank or any Bank in connection with any payment made by the Fronting Bank or any Bank under, or with respect to, such Letter of Credit,

     (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

     (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with [SECTION] 12, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

     Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this [SECTION] 2A.2 at any time from the date such amounts become due and payable (whether as stated in this [SECTION] 2A.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in [SECTION] 4.9 for overdue principal on the Loans.

     2A.3  LETTER OF CREDIT PAYMENTS; FUNDING OF A LOAN.
           --------------------------------------------

If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Fronting Bank shall notify the Borrower and the Banks on or before the date the Fronting Bank intends to honor such drawing, of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment, and, except as provided in this [SECTION] 2A.3, Borrower shall reimburse Agent, as set forth in [SECTION] 2A.2 above. Notwithstanding anything contained in this [SECTION] 2A.3 to the contrary, however, unless Borrower shall have notified the Agent and Fronting Bank prior to 11:00 a.m. (New York time) on the Business Day immediately prior to the date of such drawing that Borrower intends to reimburse Fronting Bank for the amount of such drawing with funds other than the proceeds of the Loans, Borrower shall be deemed to have timely given a Loan Request pursuant to [SECTION] 2.5 to Agent, requesting a Base Rate Loan on the date on which such drawing is honored and in an amount equal to the amount of such drawing. Each Bank shall, in accordance with [SECTION] 2.7, make available its PRO RATA share of such Loan to Agent, the proceeds of which shall be applied directly by Agent to reimburse Fronting Bank for the amount of such draw. In the event that any Bank fails to make available to Agent the amount of such Bank's participation on the date of the drawing, Agent shall be entitled to recover such amount on demand from such Bank plus any additional amounts payable under [SECTION] 2.7(b) in the event of a late funding by a Bank. The Fronting Bank is irrevocably authorized by the Borrower to honor draws on each Letter of Credit by the beneficiary thereof in accordance with the terms of the Letter of Credit. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     2A.4  OBLIGATIONS ABSOLUTE.
           --------------------

The Borrower's obligations under this [SECTION] 2A shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under [SECTION] 2A.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

     2A.5  RELIANCE BY ISSUER.
           ------------------

To the extent not inconsistent with [SECTION] 2A.4, the Agent and any Fronting Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent and any Fronting Bank shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent and any Fronting Bank shall in all cases be fully protected by the Banks in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or of a Letter of Credit Participation.

     2A.6  LETTER OF CREDIT FEE.
           --------------------

The Borrower shall pay to the Agent a fee (in each case, a "Letter of Credit Fee") in an amount equal to 1.5% per annum of the face amount of the issued Letter of Credit, which fee shall be payable on the date of issuance of the Letter of Credit, and which fee shall be prorated based on the stated expiration date of the Letter of Credit if less than one year, with no rebate in the event that the Letter of Credit is terminated prior to such expiration date.

     [SECTION] 3. REPAYMENT OF THE LOANS.
                  ----------------------

     [SECTION] 3.1. MATURITY. The Borrower unconditionally promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest and charges thereon.

     [SECTION] 3.2. MANDATORY REPAYMENTS OF LOANS. If at any time the sum of the outstanding amount of the Loans and the Maximum Drawing Amount exceeds the Total Commitment, then the Borrower shall, within one (1) Business Day of receipt of notice of the same from the Agent, pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Loans.

     [SECTION] 3.3. OPTIONAL REPAYMENTS OF LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Loans, as a whole or in part, on any Business Day, without penalty or premium; PROVIDED that the full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans or LIBOR Rate Loans made pursuant to this [SECTION] 3.3 may be made only on the last day of the Interest Period relating thereto except as otherwise provided in this [SECTION] 3.3. The Borrower shall give the Agent no later than 10:00 a.m., Boston time, at least two (2) Business Days' prior written notice of any prepayment pursuant to this [SECTION] 3.3 of any Base Rate Loans, three (3) Eurodollar Business Days' notice of any proposed repayment pursuant to this [SECTION] 3.3 of any Eurodollar Rate Loans and three
(3) LIBOR Business Days' notice of any proposed repayment pursuant to this [SECTION] 3.3 of any LIBOR Rate Loans, specifying the proposed date of payment of Loans and the principal amount to be paid. The Agent shall give the Banks notice of any proposed prepayment within one (1) Business Day after receipt of written notice from the Borrower. Each such partial prepayment of the Loans shall be in an integral multiple of $100,000 and shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans, then to the principal of Eurodollar Rate Loans and then to the principal of LIBOR Rate Loans. Notwithstanding anything contained herein to the contrary, the Borrower may make a full or partial prepayment of a Eurodollar Rate Loan or a LIBOR Rate Loan on a date other than the last day of the Interest Period relating thereto, if all optional prepayments (in whole or in part) on such Loans shall be accompanied by, and the Borrower hereby promises to pay, a prepayment fee in an amount determined by the Agent in the following manner:

     (i) First, the Agent shall determine the amount by which (A) the total amount of interest which would have otherwise accrued hereunder on each installment of principal so paid or not borrowed, during the period beginning on the date of such payment or failure to borrow and ending on the last day of the Interest Period relating thereto on which date such installment would have been due (the "Reemployment Period"), exceeds (B) the total amount of interest which would accrue, during the Reemployment Period, on any readily marketable bond or other obligation of the United States of America designated by the Agent in its sole discretion at or about the time of such payment, such bond or other obligation of the United States of America to be in an amount equal (as nearly as may be) to the amount of principal so paid or not borrowed and to have a maturity comparable to the Reemployment Period, and the interest to accrue thereon to take account of amortization of any discount from par or accretion of premium above par at which the same is selling at the time of designation. Each such amount is hereafter referred to as an "Installment Amount".

     (ii) Second, each Installment Amount shall be treated as payable as of the date on which the related principal installment would have been payable by the Borrower had such principal installment not been prepaid or not borrowed.

     (iii) Third, the amount to be paid on each such date shall be the present value of the Installment Amount determined by discounting the amount thereof from the date on which such Installment Amount is to be treated as payable, at the same annual interest rate as that payable upon the bond or other obligation of the United States of America designated as aforesaid by the Agent.

     [SECTION] 4. CERTAIN GENERAL PROVISIONS.
                  --------------------------

     [SECTION] 4.1. APPROVAL AND CO-LENDER FEE; AGENT'S FEE. The Borrower agrees to pay (a) to the Agent an "Approval" fee and "Co-Lender" fee as defined and set forth in the letter agreement dated March 11, 1996 between the Agent and the Borrower (the "Approval Letter") and (b) to the Agent for its own account, an agent's fee of $75,000 per annum, payable in equal installments quarterly in arrears on May 1, August 1, November 1 and February 1 of each year and on the Maturity Date. In the event of any conflict or inconsistency between a provision set forth in the Approval Letter and a provision set forth in this Agreement, the terms and provisions of this Agreement shall prevail.

     [SECTION] 4.2. COMMITMENT FEE. The Borrower shall pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages, a commitment fee calculated at the rate of (a) one eighth of one percent (.125%) per annum on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Maturity Date by which the Total Commitment exceeds the outstanding amount of Loans plus the Maximum Drawing Amount during such calendar quarter if the average outstanding amount of the Loans plus the Maximum Drawing Amount during such calendar quarter is equal to or more than 60% of the Total Commitment or (b) one quarter of one percent (.25%) per annum on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Maturity Date by which the Total Commitment exceeds the outstanding amount of Loans plus the Maximum Drawing Amount during such calendar quarter if the average outstanding amount of the Loans plus the Maximum Drawing Amount during such calendar quarter is less than 60% of the Total Commitment. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

     [SECTION] 4.3.  FUNDS FOR PAYMENTS.
                     ------------------

     (a) All payments of principal, interest, closing fees, Letter of Credit fees, commitment fees and any other amounts due hereunder (other than as provided in [SECTION] 4.5 and [SECTION] 4.6) or under any of the other Loan Documents, and all prepayments, shall be made to the Agent, for the respective accounts of the Banks, at the Agent's Head Office, in each case in Dollars in immediately available funds.

     (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory liens, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower shall pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     [SECTION] 4.4. COMPUTATIONS. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans and LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

     [SECTION] 4.5. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

     (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

     (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

     (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or Letters of Credit issued by, commitments of an office of any Bank, or

     (d) impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Commitment, or any class of loans, Letters of Credit or commitments of which any of the Loans or the Commitment forms a part;

and the result of any of the foregoing is

        (i) to increase the cost to such Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

        (ii) to reduce the amount of principal, interest, or other amount payable to such Bank or the Agent hereunder on account of the Commitments, and Letters of Credit or any of the Loans, or

        (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within ninety (90) days of demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent, to the extent permitted by law, such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum.

     [SECTION] 4.6. CAPITAL ADEQUACY. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by banks or bank holding companies and any Bank or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Loans made or deemed to be made pursuant hereto, then such Bank or the Agent may notify the Borrower of such fact, and the Borrower shall pay to such Bank or the Agent from time to time within ninety (90) days of demand, as an additional fee payable hereunder, such amount as such Bank or the Agent shall determine in good faith and certify in a notice to the Borrower to be an amount that will adequately compensate such Bank or the Agent in light of these circumstances for its increased costs of maintaining such capital. Each Bank and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

     [SECTION] 4.7. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to [SECTIONS] 4.5 or 4.6 and a brief explanation of such amounts which are due, including reasonably detailed information regarding the method and calculation of such amount, submitted by any Bank or the Agent to the Borrower, shall be PRIMA FACIE evidence that such amounts are due and owing.

     [SECTION] 4.8. INDEMNITY. In addition to the other provisions of this Agreement regarding any such matters, the Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or reasonable expense (including loss of the spread to which such Bank would have been entitled through the end of the applicable Interest Period in excess of the applicable interest rate(s) then in effect) that such Bank may sustain or incur as a consequence of (a) a default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans or LIBOR Rate Loans as and when due and payable, including any such loss or expense caused by Borrower's breach or other default and arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans or LIBOR Rate Loans, (b) a default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request, and (c) the making of any payment of a Eurodollar Rate Loan or LIBOR Rate Loan or the making of any conversion of a Eurodollar Rate Loan or a LIBOR Rate Loan to a Loan of another Type on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Eurodollar Rate Loan or LIBOR Rate Loan; PROVIDED, however, that the Borrower shall not be required to so indemnify any Bank pursuant to clause (b) above which wrongfully fails or refuses to fund its proportionate share of a Loan in accordance with the terms of this Agreement.

     [SECTION] 4.9. INTEREST ON OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to four percent (4%) above the rate of interest otherwise payable hereunder until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay to the Agent for the account of the Banks a late charge equal to three percent (3%) of any amount of principal and/or interest and/or charges on the Loans which is not paid within ten (10) days of the date when due.

     [SECTION] 4.10. INABILITY TO DETERMINE EURODOLLAR RATE OR LIBOR RATE.
In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan or LIBOR Rate Loan, the Agent after consulting with the Banks shall determine in good faith that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate or the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan or LIBOR Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event (a) any Loan Request with respect to Eurodollar Rate Loans or LIBOR Rate Loans, as the case may be, shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan or LIBOR Rate Loan, as the case may be, will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans or LIBOR Rate Loans, as the case may be, shall be suspended until the Agent determines in good faith that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall promptly so notify the Borrower.

     [SECTION] 4.11. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans or LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the Commitment of such Bank to make Eurodollar Rate Loans or LIBOR Rate Loans, as the case may be, or convert Loans of another Type to Eurodollar Rate Loans or LIBOR Rate Loans, as the case may be, shall forthwith be suspended and (b) the Eurodollar Rate Loans or LIBOR Rate Loans, as the case may be, then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay to the Agent for the account of such Bank, upon demand, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this [SECTION] 4.11, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans or LIBOR Rate Loans hereunder.

     [SECTION] 5. INTENTIONALLY OMITTED.
                  ---------------------

     [SECTION] 6. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and each of the Banks as follows.

     [SECTION] 6.1. AUTHORITY; ETC.
                    --------------

     (a) ORGANIZATION; GOOD STANDING. The Borrower and each Subsidiary which is a Borrower (i) is a corporation or other entity duly organized under the laws of its state of organization and is validly existing and in good standing under the laws of such state, (ii) has all requisite corporate or partnership or other organizational power to own its properties and conduct its business as now conducted and as presently contemplated, and (iii) to the extent required by law is in good standing as a foreign entity and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a materially adverse effect on the business, properties or financial condition of the Borrower. Each of the Subsidiaries that is not a Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power to conduct its business as now conducted in each jurisdiction where its business is conducted.

     (b) AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is to become a party and the transactions contemplated hereby and thereby (i) are within the organizational authority of the Borrower, (ii) have been duly authorized by all necessary organizational proceedings on the part of the Borrower, (iii) do not materially conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (iv) do not materially conflict with any provision of its articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries or to which any of their properties are subject.

     (c) ENFORCEABILITY. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     [SECTION] 6.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained or those which would not have a material adverse effect on the Borrower or any of its Subsidiaries or any of the properties if not obtained.

     [SECTION] 6.3. TITLE TO PROPERTIES; LEASES. Except as indicated on the consolidated balance sheet or on SCHEDULE 6.3 hereto, the Borrower and its Subsidiaries own all of the properties reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except properties sold or otherwise disposed of since that date).

     [SECTION] 6.4. FINANCIAL STATEMENTS. The following financial statements have been furnished to each of the Banks.

     (a) A consolidated pro forma balance sheet of the Borrower (for each of Bradley Real Estate, Inc. and Tucker Properties Corporation) and its Subsidiaries as included in the Registration Statement as of September 30, 1995, and a pro forma statement of income for the period ended September 30, 1995. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower not disclosed in the Registration Statement.

     (b) Operating statements for each of the Real Estate Assets for the periods ending September 30, 1995 and December 31, 1995.

     (c) The Business Plan Summary of the Borrower.

     [SECTION] 6.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date, there has occurred no material adverse change in the financial condition or assets or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date, or the other statements contained in the Registration Statement, other than changes in the ordinary course of business that have not had any material adverse effect on the business or properties or financial condition of the Borrower or its Subsidiaries, taken as a whole.

     [SECTION] 6.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Except as set forth in
SCHEDULE 6.6, each of the Borrower and its Subsidiaries possesses all material franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, including all material Permits.

     [SECTION] 6.7. LITIGATION. Except as listed and described on SCHEDULE
6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, financial condition or business of the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries to carry on business substantially as now conducted by them, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or which will materially adversely affect the ability of the Borrower to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

     [SECTION] 6.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the
Borrower nor any of its Subsidiaries is subject to any charter, trust or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, properties or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business, properties or financial condition of the Borrower or any of its Subsidiaries.

     [SECTION] 6.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its articles of incorporation or other charter documents, by-laws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could materially adversely affect the financial condition, properties or business of the Borrower or any of its Subsidiaries.

     [SECTION] 6.10. TAX STATUS. The Borrower and its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

     [SECTION] 6.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

     [SECTION] 6.12. INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     [SECTION] 6.13. ABSENCE OF FINANCING STATEMENTS, ETC. There is no Lien that purports to cover, affect or give notice of any present or possible future lien or encumbrance on, or security interest in, any properties of the Borrower or any of its Subsidiaries or any rights relating thereto, except with respect to Permitted Liens.

     [SECTION] 6.14.  INTENTIONALLY OMITTED.

     [SECTION] 6.15. CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE
6.15 hereto, and except for ordinary course, arm's length transactions, none of the officers, directors or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and trustees), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director or any such employee or natural Person related to such officer, director or employee or other Person in which such officer, director or employee has a direct or indirect beneficial interest has a substantial interest or is an officer or director.

     [SECTION] 6.16. EMPLOYEE BENEFIT PLANS; MULTIEMPLOYER PLANS; GUARANTEED PENSION PLANS. As of the date hereof, neither the Borrower nor any ERISA Affiliate maintains or contributes to any Guaranteed Pension Plan. Borrower presently contributes to the Multiemployer Plans specified on SCHEDULE 6.16 attached hereto. Borrower presently maintains and contributes to Employee Benefit Plans. To the extent that Borrower or any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, it has, and shall at all times in the future, do so in compliance with [SECTION] 7.19 hereof.

     [SECTION] 6.17. REGULATIONS U AND X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     [SECTION] 6.18. ENVIRONMENTAL COMPLIANCE. The Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon. Based upon such investigation, to Borrower's knowledge, except as set forth in the environmental reports delivered to the Agent, in the Registration Statement or on SCHEDULE 6.18 attached hereto:

     (a) None of the Borrower or any of its Subsidiaries, or any operator of the Real Estate or any portion thereof, or any operations thereon is in violation, or alleged material violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters (hereinafter collectively referred to as the "Environmental Laws"), including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment, including, without limitation, the environmental statutes, regulations, orders and decrees of the states in which such Real Estate is located, which violation would have a material adverse effect on the business, properties or financial condition of the Borrower or its Subsidiaries.

     (b) Neither the Borrower nor any of its Subsidiaries has received written notice from any third party including, without limitation any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. [SECTION] 9601(5), any hazardous substances as defined by 42 U.S.C. [SECTION] 9601(14), any pollutant or contaminant as defined by 42 U.S.C. [SECTION] 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Materials") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

     (c) (i) No portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Materials except in material compliance with applicable Environmental Laws; and except as set forth on
SCHEDULE 6.18, no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower or any of its Subsidiaries, or the operators of any Real Estate, or to the best of Borrower's knowledge, any ground or space tenants on any Real Estate, no Hazardous Materials have been generated or are being used on the Real Estate except in material compliance with applicable Environmental Laws; (iii) there has been no present or, to the best of Borrower's knowledge, past, releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Materials on, upon, into or from the Real Estate in violation of applicable Environmental Laws, which Release would have a material adverse effect on the value of any of such Real Estate or adjacent real property; (iv) to the best of Borrower's knowledge, there have been no Releases in violation of applicable Environmental Laws, on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) to the best of Borrower's knowledge, any Hazardous Materials that have been generated on any of the Real Estate have been transported off-site in compliance with applicable Environmental Laws. Notwithstanding that any representation contained herein may be limited to the knowledge of the Borrower, any such limitation shall not affect the covenants specified in [SECTION] 7.10 or elsewhere in this Agreement.

     (d) None of the Real Estate is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, solely by virtue of the transactions set forth herein and contemplated hereby.

     [SECTION] 6.19. SUBSIDIARIES. Schedule 6.19 hereto contains, as of the Closing Date, an accurate list of all of the presently existing Subsidiaries of the Borrower, setting forth their respective jurisdictions of organization and the percentage of their respective Capital Stock owned by the Borrower or other Subsidiaries of the Borrower. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable. Bradley Financing Partnership is not permitted to be a Borrower to this Agreement. Each Subsidiary which hereafter becomes a Borrower shall as a condition of becoming a Borrower comply with [SECTIONS] 10.2, 10.3, 10.4, 10.7 and 10.13.

     [SECTION] 6.20. LOAN DOCUMENTS. All of the representations and warranties of the Borrower and its Subsidiaries made in the other Loan Documents are true and correct in all material respects.

     [SECTION] 7. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees as follows, so long as any Loan, Letter of Credit or Note is outstanding or the Banks have any obligations to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

     [SECTION] 7.1. PUNCTUAL PAYMENT. The Borrower will unconditionally duly and punctually pay the principal and interest on the Loans, the Letter of Credit fees, and all other amounts provided for in the Note, this Agreement, and the other Loan Documents all in accordance with the terms of the Note, this Agreement and the other Loan Documents.

     [SECTION] 7.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in Boston, Massachusetts or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent to be delivered within fifteen (15) days of such change, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

     [SECTION] 7.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries in all material respects will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

     [SECTION] 7.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Banks:

     (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related consolidated audited statement of income, statement of changes in shareholders' equity and statement of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by K.P.M.G. Peat Marwick or by another independent certified public accountant reasonably acceptable to the Agent and each of the Banks;

     (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of the March 31, June 30 and September 30 fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related unaudited statement of income, statement of changes in shareholders' equity and statement of cash flows for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles (which may be provided by inclusion in the Form 10-Q of the Borrower filed with the SEC for such period provided pursuant to subsection (g) below), together with a certification by the principal financial or accounting officer of the Borrower that the information contained in the financial statements accompanying such filing fairly presents the financial position of the Borrower on the date thereof (subject to year-end adjustments);

     (c) As soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrower, the following reports in form and substance reasonably satisfactory to the Agent, all certified by the entity's chief financial officer or chief accounting officer: a statement of Funds From Operations, a statement of cash flows for each individual Real Estate Asset, a statement detailing Consolidated Outstanding Indebtedness, Consolidated Secured Indebtedness, Consolidated Unsecured Indebtedness, and Consolidated Cash Flow, a listing of capital expenditures, a report listing and describing all newly acquired Real Estate Assets, including their projected net operating income, cash flow, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary information and such other information on all Real Estate Assets as may be reasonably requested;

     (d) as soon as practicable, but in any event not later than forty-five
(45) days after the end of each of the fiscal quarters of the Borrower, copies of a statement of the Consolidated Net Operating Income for such fiscal quarter for each Real Estate Asset, prepared on a basis consistent with the statements furnished pursuant to [SECTION] 6.4(c), certified by the chief financial or accounting officer of the Borrower;

     (e) as soon as practicable, but in any event no later than forty-five (45) days after the end of each fiscal quarter of the Borrower, the Borrower will provide the Agent with (i) a current rent roll and record of the billed rent and common area maintenance charges (if applicable) for each tenant, and (ii) a schedule of any environmental remediation costs payable with respect to such Real Estate Asset;

     (f) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a Compliance Certificate and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

     (g) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, copies of the Form 10-K statement filed with the Securities and Exchange Commission ("SEC") for such fiscal year, and as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter, copies of the Form 10-Q statement filed with the SEC for such fiscal quarter, PROVIDED that in either case if the SEC has granted an extension for the filing of such statements, Borrower shall deliver such statements to the Agent simultaneously with the filing thereof with the SEC;

     (h) promptly following the filing or mailing thereof, copies of all other material of a financial nature filed with the SEC or sent to the shareholders of the Borrower;

     (i) promptly after request by the Agent, evidence of payment of real estate taxes, other taxes, assessments and other governmental charges against the Real Estate, in the form of receipted tax bills or other evidence reasonably acceptable to the Agent; and

     (j) from time to time such other financial data and information as the Agent may reasonably request and which are reasonably necessary for the Banks to complete their financial analysis of Borrower.

     [SECTION] 7.5.  NOTICES.
                     -------

     (a) DEFAULTS. The Borrower will promptly after obtaining knowledge of the same notify the Agent in writing of the occurrence of any Default or Event of Default, or a Non-Material Breach having a material adverse effect on an Unencumbered Asset or a Subsidiary taken as a whole that owns Unencumbered Assets. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default or an Event of Default under this Agreement) under any note, evidence of Indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of Indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower and its Subsidiaries taken as a whole, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

     (b) ENVIRONMENTAL EVENTS. The Borrower will promptly notify the Agent in writing of any of the following events: (i) upon Borrower's obtaining knowledge of any violation of any Environmental Law regarding any Real Estate or Borrower's or any of its Subsidiaries' operations which violation could have a material adverse effect on such Real Estate or on Borrower's or such Subsidiary's operations; (ii) upon Borrower's obtaining knowledge of any potential or known Release of any Hazardous Substance at, from, or into any Real Estate which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially adversely affect the value of such Real Estate; (iii) upon Borrower's receipt of any notice of violation of any Environmental Laws or of any Release of Hazardous Substances in violation of applicable Environmental Laws, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) Borrower's or any Person's operation of any Real Estate, (B) contamination on, from or into any Real Estate, or (C) investigation or remediation of off-site locations at which Borrower, any of its Subsidiaries or any of their predecessors are alleged to have directly or indirectly disposed of Hazardous Substances; or (iv) upon Borrower's obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which Borrower or any of its Subsidiaries may be liable or for which a lien may be imposed on any Real Estate.

     (c) NOTIFICATION OF CLAIMS AGAINST REAL ESTATE. The Borrower will, promptly upon becoming aware thereof, notify the Agent in writing of any setoff, claims, withholdings or other defenses which could have a material adverse effect on any Real Estate.

     (d) NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent in writing within fifteen
(15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or is to become a party involving an uninsured claim (or as to which the insurer reserves rights) against the Borrower or any of its Subsidiaries that at the time of giving of notice could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries or their properties, business or financial condition, and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $300,000.

     [SECTION] 7.6. EXISTENCE; MAINTENANCE OF REIT STATUS; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status. The Borrower will do or cause to be done all things necessary to preserve and keep in full force its organizational existence, rights and franchises, and those of its Subsidiaries, which in the judgment of the Borrower may be necessary to properly and advantageously conduct the businesses being conducted by it and its Subsidiaries. The Borrower will, in a manner not inconsistent with its Business Plan Summary, (a) cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment,
(b) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) continue, and cause its Subsidiaries to continue, to engage primarily in the businesses now conducted by them and in related businesses, to the extent necessary to comply with the other terms and conditions set forth in this Agreement.

     [SECTION] 7.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurers against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent. At the request of the Agent, the Borrower will provide the Agent with evidence of such insurance.

     [SECTION] 7.8. TAXES; MECHANICS' AND MATERIALMENS' LIENS. The Borrower will, and will cause each of its Subsidiaries to, pay real estate taxes, other taxes, assessments and other governmental charges against the Real Estate before the same become delinquent, and will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its other properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its properties; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or similar governmental claims forthwith prior to consummation of proceedings to foreclose any Lien that may have attached as security therefor.

     [SECTION] 7.9.  INSPECTION OF PROPERTIES AND BOOKS.
                     ----------------------------------

     (a) The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the Real Estate, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers, all during regular business hours and upon reasonable advance notice, in each case at the expense of the Banks except as set forth in [SECTION] 7.9(b).

     (b) The Borrower shall permit the Agent, through the Agent or any of the Agent's other designated representatives, on an annual basis and at the expense of the Borrower, to visit and inspect a representative sample (it being agreed that the goal shall be to visit all of the properties during the term of this Agreement) of the properties of the Borrower and its Subsidiaries (during regular business hours and upon reasonable advance notice) and to review environmental and hazardous waste inspection reports and reports of third party inspecting engineers regarding structural matters with respect to such properties. The Banks may employ professional engineering and environmental consultants to assist them in the review of such reports, and the fees and expenses of such consultants shall also be paid by the Borrower.

     [SECTION] 7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (b) the provisions of its organizational documents, and other charter documents and by-laws, (c) all agreements and instruments to which it is a party or by which it or any of its Real Estate Assets may be bound, including the Leases, and (d) all applicable decrees, orders, and judgments, unless such non-compliance constitutes a Non-Material Breach. If at any time any Permit from any governmental Person shall be required in order that the Borrower may fulfill or be in compliance with any of its obligations hereunder, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

     [SECTION] 7.11. LESSEE COMPLIANCE WITH ENVIRONMENTAL LAWS. Borrower and each of its Subsidiaries shall use reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so would constitute a Non-Material Breach; PROVIDED that in no event shall the Borrower or its Subsidiaries be required to modify the terms of Leases, or renewals thereof, with any tenants (i) at properties owned by the Borrower or its Subsidiaries as of the date hereof, or (ii) at properties hereafter acquired by the Borrower or its Subsidiaries as of the date of such acquisition, to add provisions to such effect.

     [SECTION] 7.12. ENVIRONMENTAL ASSESSMENTS. Prior to the acquisition of a Real Estate Asset after the Closing Date, the Borrower will, and will cause each of its Subsidiaries to, perform or cause to be performed a Phase I environmental site assessment report in accordance with ASTM standards. In connection with any such investigation, the Borrower shall cause to be prepared a report of such investigation, to be made available to any Bank upon reasonable request, for informational purposes and to assure compliance with the specifications and procedures.

     [SECTION] 7.13. USE OF PROCEEDS. Subject to the provisions of [SECTION]
2.5 hereof, the proceeds of the Loans shall be used by the Borrower for working capital purposes (up to an aggregate of $25,000,000 outstanding at any time) as permitted by [SECTION] 2.5(b) hereof, tenant improvements, leasing commissions, improvements necessary for the operation of the Real Estate Assets, repayment of indebtedness, payment of loan fees and closing costs, acquisitions of Real Estate in accordance with the Borrower's Business Plan Summary delivered to the Agent herewith and as permitted by [SECTION] 2.5(c) hereof, and payment of costs of Assets Under Development as permitted by [SECTION] 2.5(d) and [SECTION] 9.7.

     [SECTION] 7.14. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Agent and the Banks and execute such further instruments and documents and perform such further acts as the Agent and the Banks shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

     [SECTION] 7.15. INTEREST RATE PROTECTION. The Borrower shall maintain in effect interest rate protection arrangements, in form and substance reasonably satisfactory to the Agent, providing for the rate of interest applicable to the Loans to be capped at a rate satisfactory to the Agent with respect to a portion equal to not less than $100,000,000 for a period of two
(2) years from the Effective Date. The Borrower shall maintain such arrangements in full force and effect during the period specified above, and shall not, without the written consent of the Agent, modify terminate or transfer such arrangements during such period.

     [SECTION] 7.16 REAL ESTATE ASSETS SUBSEQUENTLY ACQUIRED. Within forty-five (45) days after the acquisition of a Real Estate Asset permitted by [SECTION] 2.5(c) or [SECTION] 2.5(d) hereof, Borrower shall, to the extent in Borrower's possession, provide to the Agent with respect to such Real Estate Asset (i) a construction engineer's statement of condition report, (ii) a capital expenditure program, (iii) an actual historical operating statement (to the extent available to the Borrower), (iv) historical operating statement estimated by the Borrower (to the extent a true historical operating statement is not available to the Borrower), (v) a ten year cash flow analysis, (vi) financial statements and profiles for all major tenants and guarantors (to the extent available to the Borrower), (vii) insurance certificates for such Real Estate Asset, and (viii) the investment summary presented to the Board of Directors of the Borrower with respect to such acquisition.

     [SECTION] 7.17. ENVIRONMENTAL INDEMNIFICATION. The Borrower covenants and agrees that it will indemnify and hold the Agent and each Bank harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agent or any Bank (including all reasonable costs of legal representation incurred by the Agent or any Bank, but excluding, as applicable, for the Agent or a Bank any claim, expense, damage, loss or liability as a result of the gross negligence or willful misconduct of the Agent or such Bank) relating to (a) any Release or threatened Release of Hazardous Substances on any Real Estate; (b) any violation of any Environmental Laws with respect to conditions at any Real Estate or the operations conducted thereon; or (c) the investigation or remediation of off-site locations at which the Borrower or any of its Subsidiaries or their predecessors are alleged to have directly or indirectly disposed of Hazardous Substances. It is expressly acknowledged by the Borrower that this covenant of indemnification shall survive the payment of the Loans and shall inure to the benefit of the Agent and the Banks, and their successors and assigns.

     [SECTION] 7.18. RESPONSE ACTIONS. The Borrower covenants and agrees that if any Release or disposal of Hazardous Substances shall occur or shall have occurred on any Real Estate in violation of applicable Environmental Laws, the Borrower will cause the prompt containment and removal of such Hazardous Substances and remediation of such Real Estate as necessary to comply with all Environmental Laws.

     [SECTION] 7.19.  EMPLOYEE BENEFIT PLANS.
                      ----------------------

     (a) REPRESENTATION. The Borrower and its ERISA Affiliates do not currently maintain or contribute to any Guaranteed Pension Plan.

     (b) NOTICE. The Borrower will obtain the consent of the Agent and the Banks prior to the establishment of any Guaranteed Pension Plan by the Borrower or any ERISA Affiliate.

     (c) IN GENERAL. Each Employee Benefit Plan maintained by the Borrower or any ERISA Affiliate will be operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

     (d) TERMINABILITY OF WELFARE PLANS. Except as provided in SCHEDULE
7.19, with respect to each Employee Benefit Plan maintained by the Borrower or an ERISA Affiliate which is an employee welfare benefit plan within the meaning of [SECTION] 3(1) or [SECTION] 3(2)(B) of ERISA, the Borrower, or the ERISA Affiliate, as the case may be, has the right to terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) without liability other than liability to pay claims incurred prior to the date of termination.

     (e) MULTIEMPLOYER PLANS. Without the consent of the Agent, the Borrower will not enter into, maintain or contribute to, any Multiemployer Plan, other than the Multiemployer Plans specified on SCHEDULE 6.16.

     (f) UNFUNDED OR UNDERFUNDED LIABILITIES. The Borrower will not, at any time, have accrued, unfunded or underfunded liabilities with respect to Employee Benefit Plans in an amount exceeding $500,000 in the aggregate, or with respect to Guaranteed Pension Plans in an amount exceeding $1,000,000 in the aggregate, or permit any condition to exist under Multiemployer Plans that would create withdrawal liability in an amount exceeding $1,000,000 in the aggregate.

     [SECTION] 7.20. CAPITAL FOR DEVELOPMENT AND ACQUISITION. The Borrower will, and will cause each of its Subsidiaries to, maintain available to it sources of Unrestricted Cash and Cash Equivalents which are equal to or greater than the sum of (a) the total cost to complete all Assets Under Development by the Borrower and its Subsidiaries PLUS (b) the total amount that the Borrower and its Subsidiaries may be obligated to pay under agreements for the purchase of Real Estate Assets, which sources may include the amount of the Total Commitment available to Borrower under this Agreement in excess of outstanding Loans.

     [SECTION] 7.21. NO AMENDMENT TO CERTAIN DOCUMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, cause or permit its certificate of incorporation or by-laws or other organizational or charter documents to be modified, amended or supplemented in any respect without the prior written consent of the Agent if such modification would affect the Borrower's status as a real estate investment trust or otherwise materially adversely affect the rights of the Banks and the Agent hereunder or under any of the other Loan Documents.

     [SECTION] 8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees as follows, so long as any Loan, Letter of Credit or Note is outstanding or the Banks have any obligation to make any Loans or the Agent or any Fronting Bank has any obligations to issue, extend or renew any Letters of Credit:

     [SECTION] 8.1.  RESTRICTIONS ON INDEBTEDNESS AND TOTAL INDEBTEDNESS
                     ---------------------------------------------------

     The Borrower may, and may permit its Subsidiaries to, create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, any Total Indebtedness other than the specific Total Indebtedness which is prohibited under this [SECTION] 8.1 and with respect to which the Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, as follows:

     (i) Consolidated Unsecured Indebtedness (excluding the Obligations) in an amount in excess of $1,000,000 at any one time until such time as the Borrower receives a long term unsecured debt rating or Indicative Rating from either Moody's or S&P, of not less than BBB- or Baa3, whichever is applicable;

     (ii) Consolidated Secured Indebtedness in an aggregate amount which would create a Default under [SECTION] 9.2 hereof;

     (iii) An aggregate amount in excess of $500,000 at any one time in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies for which payment therefor shall be required to be made in accordance with the provisions of [SECTION] 7.8;

     (iv) An aggregate amount in excess of $500,000 at any one time in respect of uninsured judgments or awards, with respect to which the applicable periods for taking appeals have expired, or with respect to which final and unappealable judgments have been rendered; and

     (v) Other Liabilities (other than Indebtedness) of the Borrower or its Subsidiaries which are not incurred in the ordinary course of business and which exceed $5,000,000 in the aggregate, at any one time.

        The terms and provisions of this [SECTION] 8.1 are in addition to, and not in limitation of, the covenants set forth in [SECTION] 9 of this Agreement.

     Notwithstanding anything contained herein to the contrary, the Borrower will not, and will not permit any of its Subsidiaries to, incur any Indebtedness which, together with other Indebtedness incurred by the Borrower and its Subsidiaries since the date of the most recent compliance certificate delivered to the Agent in accordance with this Agreement, exceeds $5,000,000 in the aggregate unless the Borrower shall have delivered a Compliance Certificate to the Agent evidencing covenant compliance at the time of delivery of the certificate and, on a pro-forma basis after giving effect to such proposed Indebtedness

     [SECTION] 8.2. RESTRICTIONS ON LIENS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, create or incur or agree not to create or incur or suffer to be created or incurred or to exist any Lien upon any of its Real Estate Assets of any character whether now owned or hereafter acquired, or upon the rents, income or profits therefrom; PROVIDED that the Borrower may create or incur or suffer to be created or incurred or to exist:

     (i) Liens securing Consolidated Secured Indebtedness permitted pursuant to [SECTION] 8.1 hereof;

     (ii) Liens securing taxes, assessments, governmental charges, or levies or claims for labor, materials and supplies which are permitted by [SECTION]
8.1 hereof;

     (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

     (iv) Liens in respect of judgments or awards, the Total Indebtedness with respect to which is permitted by [SECTION] 8.1;

     (v) encumbrances on properties consisting of easements, rights of way, covenants, restrictions on the use of real property and defects and irregularities in the title thereto; landlord's or lessor's Liens under Leases to which the Borrower or any of its Subsidiaries is a party or bound; and other minor Liens or encumbrances on properties none of which in the opinion of the Borrower interferes materially and adversely with the use of the property affected in the ordinary conduct of the business of the Borrower, and which matters (x) do not individually or in the aggregate have a materially adverse effect on the business of the Borrower or its Subsidiaries and (xx) do not make title to such property unmarketable by the conveyancing standards in effect where such property is located;

     (vi)  any Leases;

     (vii) presently outstanding Liens and other encumbrances listed on SCHEDULE
8.2 hereto; and

     (viii) other Liens in connection with any Indebtedness or Total Indebtedness permitted under [SECTION] 8.1.

     [SECTION] 8.3. RESTRICTIONS ON INVESTMENTS AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment or become or remain a partner in any partnership or joint venture, or to acquire any Real Estate Assets, except:

     (a) Investments in marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

     (b) Investments in demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

     (c) Investments in securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's and not less than "A 1" if rated by S&P;

     (d) Investments existing or contemplated on the date hereof and listed on
SCHEDULE 8.3(d) hereto;

     (e) So long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, acquisitions of Real Estate of the type of Real Estate Assets currently owned by the Borrower and the Capital Stock of Persons whose primary operations consist of the ownership, development, operation and management of properties of the type of Real Estate Assets owned by the Borrower, in each case which are consistent with the Business Plan Summary and in which the total consideration (both cash and non-cash) paid for such acquisition does not exceed $100,000,000, it being agreed that the acquisition of multiple assets in one transaction or a series of related transactions shall constitute one acquisition for purposes of the $100,000,000 limitation; PROVIDED, HOWEVER that (i) the Borrower shall not, and shall not permit any of its Subsidiaries to, acquire any Real Estate Asset without the prior written consent of the Agent if the environmental investigation for such Real Estate Asset determines that the potential environmental remediation costs and other environmental liabilities associated with such Real Estate Asset exceed $1,000,000; and (ii) the Borrower shall not permit any of its Subsidiaries which is not a party to, or which does not become a party to, this Agreement to acquire any Real Estate Asset;

     (f) Investments in any other partnerships, joint ventures, corporations or other entities (other than Subsidiaries) (including, without limitation, those currently existing and those entered into subsequently) in an amount not to exceed $25,000,000 in the aggregate (excluding for the purposes of the $25,000,000 limitation, the Investment by the Borrower in the Williams Square Partnership) including, without limitation, any Total Indebtedness incurred or assumed thereby;

     (g) any other Investments made in the ordinary course of the Borrower's business in a manner consistent with the Business Plan Summary of the Borrower; and

     (h) Investments in Subsidiaries.

     [SECTION] 8.4.  MERGER, CONSOLIDATION AND DISPOSITION OF PROPERTIES.
                     ---------------------------------------------------

     (a) The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger, consolidation, reorganization or liquidation or agree to transfer all or substantially all of its assets, in each case in transactions in excess of $1,000,000, except (i) the merger or consolidation of one or more Subsidiaries of the Borrower with or into the Borrower, or (ii) the merger or consolidation of two or more Subsidiaries of the Borrower or as otherwise approved in advance by the Banks.

     (b) The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of any Unencumbered Asset or Real Estate Asset unless at least five (5) Business Days prior to such disposition the Borrower shall have provided a statement in the form of EXHIBIT C hereto signed by the principal financial or accounting officer of the Borrower and setting forth in reasonable detail computations evidencing compliance with the covenants contained in [SECTION] 9.1 through 9.7 hereof after giving effect to such proposed transfer and all liabilities, fixed or contingent, pursuant thereto and certifying that no Default or Event of Default has occurred and is continuing.

     [SECTION] 8.5. SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property.

     [SECTION] 8.6. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, do any of the following:
(a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials in violation of applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Materials except in material compliance with Environmental Laws,
(c) generate any Hazardous Materials on any of the Real Estate except in material compliance with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release in violation of applicable Environmental Laws; unless any such occurrence would constitute a Non-Material Breach hereunder.

     [SECTION] 8.7. DISTRIBUTIONS. So long as no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries shall be permitted to make Distributions from time to time in amounts determined by Borrower, PROVIDED, HOWEVER, that in no event shall Borrower make any Distribution if (a) such Distribution, together with other Distributions made in such fiscal quarter, in the aggregate, would exceed 95% of Funds From Operations for such fiscal quarter, or (b) such Distribution, together with other Distributions made in such period of four (4) consecutive fiscal quarters, in the aggregate, would exceed 90% of Funds From Operations for such period. Notwithstanding the foregoing, the Borrower shall be permitted at any time to make those Distributions which are necessary to maintain its tax status as a real estate investment trust; PROVIDED, HOWEVER, that any such Distributions permitted to be made during the continuance of an Event of Default shall in no way constitute a waiver of or forbearance of such Event of Default by the Banks, it being understood and agreed that the Banks shall continue to have all rights and remedies with respect to such Event of Default as are provided in the Agreement, the other Loan Documents and applicable law.

     [SECTION] 9. FINANCIAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees that so long as any Loan, Letter of Credit or Note is outstanding or the Banks have any obligation to make any Loans or the Agent or any Fronting Bank has any obligations to issue, extend or renew any Letters of Credit that:

     [SECTION] 9.1. CONSOLIDATED OUTSTANDING INDEBTEDNESS. As at the end of any fiscal quarter or any other date of measurement, the Borrower shall not permit Consolidated Outstanding Indebtedness to exceed 50% of Consolidated Market Value.

     [SECTION] 9.2. CONSOLIDATED SECURED INDEBTEDNESS. As at the end of any fiscal quarter or any other date of measurement, the Borrower shall not permit Consolidated Secured Indebtedness to exceed 40% of Consolidated Market Value.

     [SECTION] 9.3. NET WORTH. The Borrower shall not at any time permit Consolidated Net Worth to be less than the sum of (a) $200,000,000 PLUS (b) 50% of the aggregate proceeds received by the Borrower (net of related fees and expenses customarily incurred in transactions of such type) in connection with any offering of stock in the Borrower after the Closing Date and on or prior to the date such determination of Consolidated Net Worth is made.

     [SECTION] 9.4. UNENCUMBERED ASSETS. As at the end of any fiscal quarter or any other date of measurement, the Borrower shall not permit the Value of Unencumbered Assets to be less than 1.75 times Consolidated Unsecured Indebtedness.

     [SECTION] 9.5. CASH FLOW. As at the end of any fiscal quarter or any other date of measurement, the Borrower shall not permit the sum of (a) Consolidated Cash Flow MINUS (b) Annual Capital Expenditure Reserve to be less than 2 TIMES Consolidated Debt Service, based on the most recent two (2) fiscal quarter results annualized.

     [SECTION] 9.6. UNENCUMBERED ASSET DEBT SERVICE COVERAGE. As at the end of any fiscal quarter or any other date of measurement, the Borrower shall not permit Consolidated Unencumbered Asset Cash Flow to be less than 1.50 TIMES Consolidated Unsecured Debt Service Charges, based on the most recent two (2) fiscal quarter results annualized, provided that as at the end of any fiscal quarter or any other date of measurement after June 30, 1996, the Borrower shall not permit Consolidated Unencumbered Asset Cash Flow to be less than 1.75 TIMES Consolidated Unsecured Debt Service Charges, based on the most recent two (2) fiscal quarter results annualized.

     [SECTION] 9.7. ASSETS UNDER DEVELOPMENT. (a) The Borrower shall not permit Assets Under Development to exceed 10% of Consolidated Capitalization Value at any time.

     (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, commence any construction of new Buildings or additions to existing Buildings unless (i) such proposed project is at least 50% pre-leased by size and at least 50% pre-leased by pro-forma and (ii) the Borrower and such Subsidiary are, and during the course of construction, remain in compliance with [SECTION] 7.20.

     [SECTION] 10. CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective when each of the following conditions precedent have been satisfied:

     [SECTION] 10.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document prior to or on the Effective Date.

     [SECTION] 10.2. CERTIFIED COPIES OF ORGANIZATION DOCUMENTS. Each of the Banks shall have received from the Borrower and each Subsidiary of the Borrower a copy, certified as of a recent date by a duly authorized officer of such Person to be true and complete on the Closing Date, of its articles of incorporation and by-laws any other charter and organization documents as in effect on such date of certification, and a certificate of good standing from the Borrower's jurisdiction of incorporation.

     [SECTION] 10.3. RESOLUTIONS. All corporate action or other charter or organizational acts on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks. Each Bank shall have received from the Borrower true copies of the resolutions adopted by its Board of Directors or other organizational vote authorizing the transactions described herein, each certified by its secretary or equivalent organizational Person to be true and complete and in effect on the Effective Date and evidence that the secretary or equivalent organizational Person is authorized to so certify by the Borrower's charter documents.

     [SECTION] 10.4. INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS. Each of the Banks shall have received from the Borrower an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of the Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which the Borrower is or is to become a party; (b) to make Loan Requests and Conversion Requests; and (c) to give notices and to take other action on behalf of the Borrower under the Loan Documents.

     [SECTION] 10.5. TAXES. The Bank shall have received evidence of payment of real estate taxes and municipal charges on the Real Estate which were due and payable on or before the Effective Date.

     [SECTION] 10.6. CERTIFICATES OF INSURANCE. The Agent shall have received
(a) a certificate of insurance as to the insurance maintained by Borrower and its Subsidiaries on the Real Estate (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the Effective Date, identifying insurers, types of insurance, insurance limits, and policy terms; and (b) such further information and certificates from Borrower, its insurers and insurance brokers as the Agent may reasonably request.

     [SECTION] 10.7. OPINIONS OF COUNSEL CONCERNING ORGANIZATION AND LOAN DOCUMENTS. Each of the Banks and the Agent shall have received favorable opinions addressed to the Banks and the Agent and dated as of the Effective Date (other than for [SECTION] 6.19 opinions), in form and substance satisfactory to the Banks and the Agent from Goodwin, Procter & Hoar with respect to Massachusetts and Maryland law.

     [SECTION] 10.8 PAYMENT OF FEES. The Borrower shall have paid to the Agent the fees referred to in ss.4.1 and shall have paid all other expenses as provided in [SECTION] 15 hereof then outstanding.

     [SECTION] 10.9 INTEREST RATE PROTECTION. The Agent shall have received evidence satisfactory to the Agent that the Borrower has obtained and is maintaining interest rate protection arrangements in accordance with the requirements set forth in [SECTION] 7.15 hereof.

     [SECTION] 10.10 FINANCIAL ANALYSES OF PROPERTIES. Each Bank shall have completed to its satisfaction, a financial analysis of each Real Estate Asset, which analyses shall include, without limitation, a review of the most recent rent rolls, the historical operating statements, cash flow projections, capital expenditure budgets, market data, leases and tenant financial statements. Each such analysis shall be completed at each Bank's sole expense with materials furnished by the Borrower at the Borrower's expense.

     [SECTION] 10.11. INSPECTION OF PROPERTIES. The Agent shall have completed to its satisfaction an inspection of a representative sample of the Borrower's Real Estate Assets, including Unencumbered Assets, at Borrower's expense.

     [SECTION] 10.12. CAPITAL EXPENDITURE BUDGETS. The Agent shall have received and approved capital expenditure budgets for each of the Real Estate Assets, in form and substance satisfactory to the Agent.

     [SECTION] 10.13. UCC LIEN SEARCHES. The Agent shall have received UCC lien searches of the applicable public records disclosing no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or other encumbrances which affect any of the Real Estate (other than UCC financing statements approved by the Agent and Permitted Liens).

     [SECTION] 10.14. CERTIFICATE OF MERGER. The Agent shall have received satisfactory evidence of the completion of the Borrower's acquisition of Tucker Properties Corporation, which evidence shall include, without limitation, the filing of a Certificate of Merger with the Maryland Department of Taxes and Assessment merging Tucker Properties Corporation into the Borrower and copies of all required consents and approvals.

     [SECTION] 10.15. PARTNERSHIP AGREEMENTS. The Agent shall have received, reviewed and approved all partnership and joint venture agreements to which the Borrower is a party and which relate to any assets of the Borrower, including, without limitation, those partnership agreements of Bradley Operating Partnership, Bradley Financing Partnership and the Williams Square Partnership.

    [SECTION] 10.16. EXISTING INDEBTEDNESS. The existing Indebtedness of the Borrower (a) to the Banks under the Amended and Restated Revolving Credit Agreement dated as of January 27, 1994, as amended, and (b) set forth on
SCHEDULE 10.16 (which Indebtedness shall not be Permitted Indebtedness) shall have been satisfied in full.

     10.17. RELEASE DOCUMENTS. The Agent shall have delivered to the Borrower appropriate release documentation necessary to release all security interests granted by the Borrower in the properties and assets of the Borrower, including, without limitation, appropriate releases of mortgages and deeds of trust and UCC termination statements.

     [SECTION] 11. CONDITIONS TO ALL BORROWINGS. The obligations of the Banks to make any Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Effective Date, shall also be subject to the satisfaction of the following conditions precedent:

     [SECTION] 11.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT; COMPLIANCE CERTIFICATE. Each of the representations and warranties of the Borrower contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except (i) to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, (ii) to the extent that such representations and warranties relate expressly to an earlier date and (iii) for Non-Material Breaches); the Borrower shall have performed and complied with all terms and conditions herein required to be performed by it or prior to the Drawdown Date of such Loan; and no Default or Event of Default shall have occurred and be continuing on the date of any Loan Request or on the Drawdown Date of such Loan. Each of the Banks shall have received a Compliance Certificate evidencing covenant compliance after giving effect to such requested Loan.

     [SECTION] 12.  EVENTS OF DEFAULT; ACCELERATION; ETC.
                    -------------------------------------

     [SECTION] 12.1 EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default") shall occur:

     (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable;

     (b) the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, and such failure continues for three (3) days;

     (c) the borrower shall fail to comply with any of its covenants contained in [SECTION] 7.5, [SECTION] 7.6, [SECTION] 7.7, [SECTION] 8 or [SECTION] 9 hereof and such failure continues for thirty (30) days (subject to the Non-Material Breach standard for [SECTION] 8.6 if the breach thereof is a Non-Material Breach);

     (d) the Borrower or any of its Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this [SECTION] 12) for thirty (30) days after written notice of such failure from Agent to the Borrower PROVIDED that if Borrower is diligently and in good faith prosecuting a cure of such breach, an Event of Default shall not be deemed to have occurred until ninety (90) days after such written notice;

     (e) any representation or warranty of the Borrower or relating to any of its Subsidiaries in this Agreement or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated, and the same does not constitute a Non-Material Breach under this Agreement, PROVIDED, HOWEVER, that if the condition or event making the representation and warranty false is capable of being cured by the Borrower or such Subsidiary, the Borrower shall have a period of thirty (30) days in the case of a breach specifically with respect to an Unencumbered Asset, and sixty (60) days in the case of any other breach, after the date that the Borrower first obtained knowledge of such condition or event during which the Borrower may cure such condition or event (or, if such condition or event is not reasonably capable of being cured within the initial cure period, such additional period of time as may be reasonably required in order to cure such condition or event but in any event such period shall not exceed six (6) months from the date that the Borrower first obtained knowledge of such condition or event), and no Event of Default shall exist hereunder during such initial cure period or additional period so long as the Borrower continuously and diligently pursues the cure of such condition or event and the other conditions to such cure period have not changed;

     (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness or obligation in respect of any Capitalized Leases in an aggregate amount in excess of $10,000,000 or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness or obligation in respect of any Capitalized Leases in an aggregate amount in excess of $10,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; and in any event, such failure shall continue for sixty (60) days, unless the amount, applicability or validity thereof is being contested by the Borrower or such Subsidiary in good faith by appropriate legal proceedings and the Borrower or such Subsidiary has reserves adequate to pay any such disputed amounts;

     (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the properties of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

     (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted, and such petition, decree or order shall not have been dismissed within sixty (60) days following the entry thereof;

     (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty days, whether or not consecutive, any uninsured final judgment against the Borrower or any of its Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate at any one time $500,000;

     (j) if any of the Loan Documents or any material provision of any Loan Documents shall be unenforceable, cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Agent, or any action at law, suit or in equity or other legal proceeding to make unenforceable, cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

     (k) the Borrower or any of its Subsidiaries shall be indicted for a federal crime, a punishment for which could include the forfeiture of any material assets of the Borrower or any of its Subsidiaries;

     (l) any "Event of Default", as defined in any of the other Loan Documents, shall occur and be continuing;

     (m) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $500,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

then, and in any such event, so long as the same may be continuing, the Agent may (unless instructed to the contrary by the Majority Banks), and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in [SECTION] 12.1(g) or 12.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or action by the Majority Banks.

     [SECTION] 12.2 TERMINATION OF COMMITMENTS. If any one or more Events of Default specified in [SECTION] 12.1(g) or [SECTION] 12.1(h) shall occur, any unused portion of the Commitments hereunder shall forthwith terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower and the Agent and any Fronting Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, any Bank may by notice to the Borrower terminate the unused portion of its Commitment hereunder, and upon such notice being given such unused portion of its Commitment hereunder shall terminate immediately and such Bank shall be relieved of all further obligations to make Loans and the Agent and any Fronting Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of such Bank's Commitment hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to such Bank arising under other agreements or instruments.

     [SECTION] 12.3 REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to [SECTION] 12.1, each Bank, if owed any amount with respect to the Loans may, with the consent of the Majority Banks, direct the Agent to proceed to protect and enforce the rights and remedies of the Agent and the Banks under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, to proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     [SECTION] 13. SETOFF. During the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or any of its Subsidiaries and any securities or other property of the Borrower or any of its Subsidiaries in the possession of such Bank may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it, its proportionate payment as contemplated by this Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, no Bank shall exercise a right of setoff if such exercise would limit or prevent the exercise of any other remedy or other recourse against the Borrower.

     [SECTION] 14.  THE AGENT.
                    ----------

     [SECTION] 14.1. AUTHORIZATION. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank.

     [SECTION] 14.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     [SECTION] 14.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.


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



     [SECTION] 14.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial condition of the Borrower. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Agent's Special Counsel has only represented Agent and FNBB in connection with the Loan Documents and the only attorney-client relationship or duty of care is between Agent's Special Counsel and Agent. Each Bank, at such Bank's sole cost and expense (except as otherwise provided in [SECTION] 15 hereof), has been independently represented by separate counsel on all matters regarding the Loan Documents.

     [SECTION] 14.5.  PAYMENTS.

     (a) A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank subject to the PRO RATA rights to repayment based upon the Commitment Percentage of each Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

     (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court; PROVIDED that if such court specifies that such amount shall be repaid due entirely to the action or inaction of a Bank or Banks, only such Bank or Banks shall be required to repay to the Agent their share of the amount so adjudged to be repaid attributable to such Bank or Banks.


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



     (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its PRO RATA share of any Loan or to purchase any Letter of Credit Participation, or (ii) to comply with the provisions of [SECTION] 12 or [SECTION] 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, or to adjust promptly such Bank's outstanding principal and its pro rata Commitment Percentage as provided in [SECTION] 2.1 hereof, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     [SECTION] 14.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     [SECTION] 14.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by [SECTION] 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     [SECTION] 14.8. AGENT AS BANK. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

     [SECTION] 14.9. RESIGNATION. The Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall


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



have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, appointment of such successor Agent shall be subject to the reasonable approval of the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Borrower has disapproved or failed to approve a successor agent within such period, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution which is a Bank hereunder, meets the requirements of an Eligible Assignee and has a rating of not less than A2/P2 or its equivalent by S&P and is otherwise subject to the reasonable approval of the Borrower to be given or denied within five (5) days of written notice to the Borrower from Agent of such appointment. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     [SECTION] 14.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this [SECTION] 14.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

     [SECTION] 15. EXPENSES. Subject to any specific limitations set forth in this Agreement, the Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income), or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Agent or any of the Banks after the Effective Date (the Borrower hereby agreeing to indemnify the Banks with respect thereto), (c) all reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(d) the fees, costs, expenses and disbursements of the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein including without limitation, the Approval Fee and the costs incurred by the Agent in connection with its inspection of the Real Estate, and the fees and disbursements of the Agent's Special Counsel and the Borrower's legal counsel in preparing documentation,
(e) the fees, costs, expenses and disbursements of the Agent incurred in connection with the syndication and/or participation of the Loans, including, without limitation, travel costs, costs of preparing syndication materials and photocopying costs (f) all reasonable out-of-pocket expenses (including reasonable


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



attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers, surveyors or other experts retained by the Agent or any Bank in connection with any such enforcement proceedings) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence and during the continuance of a Default or Event of Default (including, without limitation, expenses incurred in any restructuring and/or "workout" of the Loans), and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or the Bank's relationship with the Borrower or any of its Subsidiaries, (g) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, (h) all costs incurred by the Agent in the future in connection with its inspection of the Real Estate. The covenants of this [SECTION] 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

     [SECTION] 16. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and the Banks and the shareholders, directors, agents, officers, subsidiaries, and affiliates of the Agent and the Banks from and against any and all claims, actions or causes of action and suits whether groundless or otherwise, and from and against any and all liabilities, losses, settlement payments, obligations, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby or which otherwise arise in connection with the financing including, without limitation unless directly caused by the gross negligence or willful misconduct of a Bank or the Agent (but such limitation on indemnification shall only apply to the Agent or Bank being grossly negligent or committing willful misconduct), (a) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, (c) the Borrower entering into or performing this Agreement or any of the other Loan Documents or (d) with respect to the Borrower and its respective properties, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), (e) any cost, claim liability, damage or expense in connection with any harm the Borrower may be found to have caused in the role of a broker, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent shall each be entitled to select their own separate counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this [SECTION] 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this [SECTION] 16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder and shall continue in full force and effect as to the Banks so long as the possibility of any such claim, action, cause of action or suit exists.


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



     [SECTION] 17. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or the Banks have any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to the Agent or any Bank at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

     [SECTION] 18.  ASSIGNMENT; PARTICIPATIONS; ETC.
                    --------------------------------

     [SECTION] 18.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it and its participating interest in the risk relating to any Letters of Credit, PROVIDED that (a) the Agent and the Borrower each shall have the right to approve any Eligible Assignee, which approval shall not be unreasonably withheld, it being agreed that the Agent and the Borrower must approve or reject a proposed Eligible Assignee within seven (7) days of receiving a written request from any Bank for such approval, and if the Agent or the Borrower fails to respond within such seven (7) day period, such request for approval shall be deemed approved by the Agent or the Borrower, or both, as the case may be, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) each assignment shall be in an amount that is a whole multiple of $1,000,000, (d) each Bank which is a Bank on the date hereof shall retain, free of any such assignment, an amount of its Commitment of not less than $10,000,000 and (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT F hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in [SECTION] 18.3, be released from its obligations under this Agreement.


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

     [SECTION] 18.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in [SECTION] 6.4 and [SECTION] 7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as "Agent" on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank; (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit fees in respect to outstanding Letters of Credit.

     [SECTION] 18.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.00.

     [SECTION] 18.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5)
Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its Loans hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this [SECTION] 18.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding non-preferential effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

     [SECTION] 18.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents not to exceed forty-nine percent (49%) of its Commitment Percentage; PROVIDED that (a) the Agent shall have given its prior written consent to such participation, (b) each such participation shall be in an amount of not less than $1,000,000, (c) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and the Bank shall continue to exercise all approvals, disapprovals and other functions of a Bank, (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve the vote of the Bank as to waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest, PROVIDED that all approvals affecting a Loan or this Agreement under this clause (d) shall be by a fifty-one percent (51%) vote of such Bank's Commitment Percentage, and (e) no participant shall have the right to grant further participations or assign its rights, obligations or interests under such participation to other Persons without the prior written consent of the Agent. The Agent shall promptly advise the Borrower in writing of any such sale or participation.

     [SECTION] 18.6. PLEDGE BY LENDER. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under [SECTION] 4 of the Federal Reserve Act, 12 U.S.C. [SECTION]
341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     [SECTION] 18.7. NO ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

     [SECTION] 18.8. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

     [SECTION] 19. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes or any Letter of Credit

Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

     (a) if to the Borrower, at Bradley Real Estate, Inc., 699 Boylston Street, Boston, Massachusetts 02116, Attention: Thomas P. D'Arcy and Irving E. Lingo, Jr., with a copy to Ross D. Gillman, Esq., Goodwin Procter & Hoar, Exchange Place, Boston, Massachusetts 02109 or at such other address for notice as the Borrower shall last have furnished in writing to the Agent; and

     (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110,
Attention: Mr. Howard Blackwell, or such other address for notice as the Agent shall last have furnished in writing to the Borrower, with a copy to Paul M. Vaughn, Esq., Bingham, Dana & Gould, 150 Federal Street, Boston, Massachusetts 02110.

     (c) if to any Bank, at such Bank's address set forth on SCHEDULE 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

     [SECTION] 20. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT BY IT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT ONLY IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT FOR ANY SUIT BY AGENT OR ANY BANK AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN [SECTION]
19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. IN ADDITION TO THE COURTS OF THE COMMONWEALTH OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY BANK MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL EXISTS AND THE BORROWER CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN [SECTION] 19.

     [SECTION] 21. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     [SECTION] 22. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     [SECTION] 23. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in [SECTION] 25.

     [SECTION] 24. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. THE
BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, INCLUDING ANY DAMAGES PURSUANT TO M.G.L. C.93A ET SEQ. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY BANK HAD REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

     [SECTION] 25. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks, and, in the case of amendments, with the written consent of the Borrower other than amendments to schedules made in the ordinary course as contemplated by this Agreement. Notwithstanding the foregoing, (i) the rate of interest on and the term or amount of the Notes, (ii) the amount of the Commitments of the Banks, (iii) the amount of any fee payable to a Bank hereunder, (iv) any provision herein or in any of the Loan Documents which expressly requires consent of all the Banks, (v) the funding provisions of [SECTION] 2.1 and [SECTION] 2.5 hereof, and (vi) the rights, duties and obligations of the Agent specified in [SECTION] 14 hereof, may not be amended without the written consent of each Bank affected thereby. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.


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

     [SECTION] 26. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.


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

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                        BRADLEY REAL ESTATE, INC.

                                        By:  /s/ Irving E. Lingo, Jr.
                                             -----------------------------
                                             Name:   Irving E. Lingo, Jr.
                                             Title:  Chief Financial Officer

                                        BRADLEY OPERATING LIMITED PARTNERSHIP
                                          BY:  BRADLEY REAL ESTATE, INC.

                                        By:  /s/ Irving E. Lingo, Jr.
                                             -----------------------------
                                             Name:   Irving E. Lingo, Jr.
                                             Title:  Chief Financial Officer

                                        THE FIRST NATIONAL BANK
                                         OF BOSTON, INDIVIDUALLY AND
                                         AS AGENT

                                        By:  /s/Howard N. Blackwell
                                             -----------------------------
                                             Howard N. Blackwell
                                             Director

                                        By:  /s/ David H. Craig
                                             ------------------------------
                                             David H. Craig
                                             Assistant Vice President




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